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DOCUMENT 10.1:
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            SETTLEMENT AGREEMENT AND MUTUAL RELEASE
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           This  Settlement  Agreement and  Mutual  Release  (the
"Agreement") is entered into this 11th day of April, 1996, by and among the Colorado State Board of Land Commissioners, Robert R. Mailander, Maxine F. Stewart and John S. Wilkes, III, in their capacities as Land Board Commissioners, the State of Colorado ex rel, Gale S. Norton, Attorney General of the State of Colorado (collectively the "Land Board"), on the one hand, and Rangeview
Metropolitan  District  ("Rangeview"),  Pure  Cycle   Corporation
("Pure  Cycle"),  INCO  Securities  Corporation  ("INCO"),   Apex
Investment Fund II, L.P., Landmark Water Partners, L.P., Landmark Water Partners II, L.P., Environmental Venture Fund, L.P., Environmental Private Equity Fund II, L.P., The Productivity Fund II, L.P., Proactive Partners, L.P., Warwick Partners, L.P.,
Auginco,   Anders  C.  Brag,  Amy  Leeds,  and   D.W.   Pettyjohn
(collectively   the   "Bondholders"),  and   OAR,   Incorporated,
Willard G. Owens and H.F. Riebesell, Jr. (collectively the "Owens Group Bondholders"), on the other hand.

                            RECITALS

           WHEREAS, the Land Board and Rangeview are parties to a lease of the use of water on and under the surface of certain public school trust land of the State of Colorado known as the "Lowry Range," which lease and the amendments thereto (the "Lease"), are more specifically identified in Article 1 of the Amended and Restated Lease Agreement attached hereto as Exhibit 1 (the "Amended and Restated Lease");

           WHEREAS, Rangeview has issued the following notes and bonds secured by revenues of Rangeview derived from the sale of use of the water (collectively, the "Rangeview Notes and Bonds"):
(1) Series 1987 A-L Water Revenue Notes issued August, 1987, in the aggregate principal amount of $5,000,000; (2) 1988 Series A-L Water Revenue Notes issued in December, 1988, in the aggregate principal amount of $2,142,858; and (3) 1988 Series M Water Revenue Bonds, issued December, 1988, in the aggregate principal amount of $17,771,200.

           WHEREAS, Pure Cycle, INCO, the Bondholders and the Owens Group Bondholders collectively are the current owners of all the Rangeview Notes and Bonds except the Allderdice Notes and Bonds as described in the following paragraph.
           WHEREAS, the Land Board is the current owner of the below listed Rangeview Notes and Bonds (the "Allderdice Notes and Bonds"):

 .1         Certificate  or Certificates, issued in  the  name  of
Carlton Allderdice ("Allderdice"), representing Rangeview Bonds in the principal amount of $1,206,206.00 (including, without limitation, the Bond identified as Series 1988M);

 .2        Certificate or Certificates, issued in the name of
Allderdice, representing Rangeview Notes in the principal amount of $600,000.00 (including, without limitation, the Note identified as Series 1988L);

 .3        Certificate or Certificates, issued in the name of
Colorado Water Consultants, Inc. ("CWC") (now named Colorado Financial Consultants, Inc. ("CFC")), representing Rangeview Notes in the principal amount of $942,858.00 (including, without limitation, the notes identified as Series 1988A-K, inclusive).

           WHEREAS, the Land Board, Rangeview, Pure Cycle, INCO, the Bondholders, and the Owens Group Bondholders are parties in a lawsuit pending in the District Court for the City and County of Denver, State of Colorado (the "Denver District Court"), styled Apex Investment Fund II, L.P., et al. v. Colorado State Board of Land Commissioners, et al., Case No. 94-CV-5405, Courtroom I (hereinafter referred to as the "Litigation"), in which the parties have asserted various claims, including damages claims, relating to the status and validity of the Lease and the Rangeview Notes and Bonds.

           WHEREAS, the parties to this Agreement have agreed to amicably settle the Litigation and all matters and disputes between the Land Board and the other parties to the Agreement.

                TERMS OF SETTLEMENT AND RELEASES

          NOW,  THEREFORE,   in
consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following terms of settlement:

         Termination of Litigation
by Entry of Consent Judgment. Attached hereto as Exhibit 2 is a form of consent judgment (the "Consent Judgment") to be signed concurrently with this Agreement, in which the parties consent to the entry of a judgment in the Litigation on the terms set forth in this Agreement and which includes a finding that the Amended and Restated Lease complies with the requirements of C.R.S.
 36-1-118(1)(a). On April 22, 1996, provided the Service Agreement described in Section 4(l) and the Guaranty Bank Release described in Section 4(b) are delivered as required, the parties shall file a joint motion with the Denver District Court to seek entry of the Consent Judgment. The parties shall use their best efforts to obtain the Denver District Court's entry of the Consent Judgment.

        Effective Date.  This
Agreement shall be binding on the date it is fully executed and delivered by the parties hereto subject only, as a condition subsequent, to entry of the final non-appealable order of the Denver District Court in the Litigation in conformance with the Consent Judgment. The Effective Date of this Agreement shall be the date on which the Denver District Court has entered a judgment in the Litigation in conformance with the Consent Judgment and all applicable appeal periods have run such that the Consent Judgment is final and non-appealable.

         Consent Judgment.  Each
party agrees that upon entry of the Consent Judgment, such party will not appeal or seek to vacate, alter, amend or modify the Consent Judgment or take any action inconsistent with the Consent
Judgment.

         Closing Documents.
Concurrent with the execution and delivery of this Agreement and the Consent Judgment (unless a later date is specified herein), the following items (the "Closing Documents") shall be delivered to Davis, Graham & Stubbs LLP (the "Escrow Agent") to be held in trust for distribution on the Effective Date:

 .1         The  Land Board shall deliver a copy of the assignment
executed by CFC and Allderdice assigning the Allderdice Bonds and Notes to the Land Board (the "Allderdice Assignment").

 .2        The Land Board shall deliver a release executed by
Guaranty Bank and Trust Company (the "Guaranty Bank Release") releasing the security interest in the Allderdice Bonds and Notes pursuant to Loan No. 2660412-001 (formerly 2660400-001) by
April 19, 1996.

 .3        An assignment in the form attached hereto as Exhibit 4
shall be executed and delivered by INCO (the "INCO Assignment").

 .4        The amended and restated option and purchase agreement
in the form attached hereto as Exhibit 5 shall be executed and delivered by OAR, INCO and Pure Cycle (the "OAR Option
Agreement").

 .5        The amended and restated option and purchase agreement
in the form attached hereto as Exhibit 6 shall be executed and delivered by the Land Board, Riebesell, INCO and Pure Cycle (the
"CWC Option Agreement").

 .6        The amended escrow instructions in the form attached
hereto as Exhibit 7 (the "Amended Escrow Instructions") which supplement the Escrow Agreement among Colorado National Bank ("CNB"), INCO, OAR, CWC, and others dated August 12, 1991 (the "Escrow Agreement"), shall be delivered by all of the parties set forth on the signature page of such Amended Escrow Instructions.

 .7        The assumption agreement in the form of Schedule 3 to
the Amended Escrow Instructions shall be executed and delivered by Pure Cycle (the "Assumption Agreement").

 .8        The instruction letter to CNB (the "Instruction
Letter") required by paragraph C of the Amended Escrow
Instructions shall be executed and delivered by the Escrow Agent and the Attorney General of the State of Colorado (the "Attorney
General").

 .9        The comprehensive amendment agreement in the form
attached hereto as Exhibit 8 (the "Comprehensive Amendment Agreement") executed by all of the parties set forth on the signature pages thereto shall be delivered by Pure Cycle.

 .10       Releases in the form of Exhibit A attached to the
Comprehensive Amendment Agreement executed by all parties to the Comprehensive Amendment Agreement (other than the Land Board) shall be delivered by Pure Cycle. Pure Cycle and Rangeview represent and warrant that the Releases delivered pursuant to this subsection (j) cover all record owners of the outstanding Rangeview Notes and Bonds except the Allderdice Notes and Bonds.

 .11       The Amended and Restated Lease shall be (i) executed
and delivered by the State of Colorado, acting by and through the Land Board and by Rangeview, acting by and through its water activity enterprise (the "Enterprise") established by a duly adopted resolution of Rangeview on September 11, 1995, and
(ii) approved of as to form by the Attorney General of the State of Colorado.

 .12       The service agreement in the form set forth as
Exhibit B to the Amended and Restated Lease, with such revisions as are consistent with the Lease and agreed to by the Land Board, Rangeview and Pure Cycle, shall be executed and delivered by Rangeview, acting by and through the Enterprise, and Pure Cycle (the "Service Agreement") by April 19, 1996.

 .13       The agreement for sale of export water in the form set
forth as Exhibit C to the Amended and Restated Lease shall be executed and delivered by Rangeview, acting by and through the Enterprise, and Pure Cycle (the "Export Water Agreement").

 .14       All Rangeview Bonds and Notes not currently held by CNB
pursuant to the Escrow Agreement shall be delivered by Pure Cycle along with an assignment of all such Rangeview Bonds and Notes in the form attached to the Export Water Agreement as Exhibit D (the "Bond Assignment").

 .15        All  documents required to be delivered by any Exhibit

hereto  shall  be  delivered by the parties as required  by  such

Exhibit.

         Delivery.

 .1         On  the Effective Date, the Escrow Agent shall deliver

The Closing Documents as follows:

(a) An original of the Amended and Restated Lease shall be delivered to each of the Land Board and Rangeview.

(b) Copies of the Allderdice Assignment shall be delivered to INCO, Pure Cycle and CNB.

(c)       The original INCO Assignment shall be delivered to Pure
Cycle and copies shall be delivered to OAR, Riebesell, the Land
Board and CNB.

(d) An original of the OAR Option Agreement shall be delivered to each of OAR, INCO and Pure Cycle.

(e) An original of the CWC Option Agreement shall be delivered to each of the Land Board, Riebesell, INCO and Pure
Cycle.

(f) The Instruction Letter, the Amended Escrow Instructions and the Guaranty Bank Release shall be delivered to CNB.

(g) An original of the Assumption Agreement shall be delivered to OAR, Riebesell, the Land Board and CNB.

(h) An original of the Comprehensive Amendment Agreement shall be delivered to each of the parties thereto.

(i) The releases delivered pursuant to paragraph 4(j) shall be delivered to the Land Board.

(j)       An original of the Service Agreement and the Export
Water Agreement shall be delivered to each of Rangeview and Pure
Cycle.

(k) The Rangeview Bonds and Notes delivered pursuant to paragraph 4(n) and the Bond Assignment shall be delivered to Rangeview.

(l) Any document delivered pursuant to an Exhibit hereto shall be delivered in accordance with the instructions in such Exhibit.

 .2         If the Agreement is terminated, the Escrow Agent shall
return  the  Rangeview  Bonds and Notes  to  Pure  Cycle  or,  if
applicable, to the party who delivered such bonds and notes to Pure Cycle pursuant to the Comprehensive Amendment Agreement, OAR
Option  Agreement  or CWC Option Agreement.   The  Guaranty  Bank
Release  and the Allderdice Assignment shall be returned  to  the
Land  Board.   The Escrow Agent shall destroy all  other  Closing
Documents.


      Cancellation of Bonds and

Notes. On the Effective Date, after receipt of the Rangeview Bonds and Notes, Rangeview shall cancel all of the Rangeview Bonds and Notes without any payment or consideration to any prior holder of the Rangeview Bonds and Notes except (1) the conveyance to Pure Cycle of the Export Water as this term is defined in Article Six of the Amended and Restated Lease Agreement pursuant to the Export Water Agreement, and (2) issuance of the Service Agreement to Pure Cycle. Rangeview hereby represents and warrants to the Land Board that its outstanding debt, other than the Rangeview Bonds and Notes, is less than Five Hundred Thousand Dollars ($500,000).

         Real Property Transfer.
At the option of the Land Board, at any time after the Effective Date the Land Board may designate an individual to become a landowner within the boundaries of Rangeview. If the Land Board exercises this option, subject to the conditions set forth below, Pure Cycle shall grant or cause to be granted to such individual an interest in the land within the boundaries of Rangeview for a cost not to exceed One Hundred Dollars ($100.00). The designated individual must agree, at the time of acquiring the property, to be bound by the tenancy in common agreement pursuant to which the current holders of land within the boundaries of Rangeview hold such land and the right of first refusal agreement on such land granted to INCO (which as of the Effective Date shall be assigned to Pure Cycle). Provided the designated individual meets the legal requirements to serve as a member of the board of Rangeview, Pure Cycle shall take all lawful actions within its power, at no cost to Pure Cycle, to promote the election of the individual designated by the Land Board to the board of Rangeview.

         Release of Land Board
Claims. As of the Effective Date, the Land Board fully, finally and irrevocably releases the Bondholders, Rangeview, Pure Cycle, INCO, and the Owens Group Bondholders and their parents, subsidiaries, affiliates and all other related companies and their past and present shareholders, officers and directors, partners, employees, agents, attorneys, successors and assigns from any and all claims, controversies, actions, causes of action, suits, demands, obligations, debts, losses, damages, or liabilities which may exist in law or equity, whether known or unknown, fixed or contingent, asserted or unasserted, presently existing or arising in the future, based on acts or omissions to date, of any kind or nature whatsoever arising out of or in any way connected with (1) any matters that were or could have been raised in the Litigation, and (2) any matters arising out of or in any way related to the Lease, the Rangeview Notes and Bonds, the Lowry Range, or the Rangeview Metropolitan District, except that this Release shall not release any party hereto from its obligations and duties pursuant to this Agreement (including the Exhibits hereto). The Land Board covenants to the Bondholders, Rangeview, Pure Cycle, INCO, and the Owens Group Bondholders that it will never institute any lawsuit or proceeding, at law or in equity, or otherwise assert any claim against such parties on account of any such claims or controversies. This covenant may be pleaded by the Bondholders, Rangeview, Pure Cycle, INCO, and the Owens Group Bondholders, or any of them, as a complete defense to any action or proceeding, including third party claims, that may be brought or instituted by the Land Board in breach of this Agreement.

        Release of Claims of the
Bondholders, Rangeview, Pure Cycle, INCO and the Owens Group Bondholders. As of the Effective Date, the Bondholders, Rangeview, Pure Cycle, INCO, and the Owens Group Bondholders, on behalf of themselves, their parents, subsidiaries, affiliates and all other related companies and their past and present shareholders, officers and directors, employees, agents, partners, successors and assigns, fully, finally and irrevocably release the Land Board and all present and prior Land Board Commissioners, its and their attorneys, agents, successors and assigns, from any and all claims, controversies, actions, causes of action, suits, demands, obligations, debts, losses, damages, or liabilities which may exist in law or equity, whether known or unknown, fixed or contingent, asserted or unasserted, presently existing or arising in the future, based on acts or omissions to date, of any kind or nature whatsoever arising out of or in any way connected with (1) any matters that were or could have been raised in the Litigation, and (2) any matters arising out of or in any way related to the Lease, the Rangeview Notes and Bonds, the Lowry Range, or the Rangeview Metropolitan District, except that this Release shall not release any party hereto from its obligations and duties pursuant to this Agreement (including the Exhibits hereto). The Bondholders, Rangeview, Pure Cycle, INCO, and the Owens Group Bondholders covenant to the Land Board that they will never institute any lawsuit or proceeding, at law or in equity, or otherwise assert any claim against the Land Board on account of any such claims or controversies. This covenant may be pleaded by the Land Board as a complete defense to any action or proceeding, including third party claims, that may be brought or instituted by any of the Bondholders, Rangeview, Pure Cycle, INCO or the Owens Group Bondholders in breach of this Agreement.

        Release of Claims among
the Bondholders, Rangeview, Pure Cycle, INCO and the Owens Group Bondholders. As of the Effective Date, each of the Bondholders, Rangeview, Pure Cycle, INCO, and each of the Owens Group Bondholders, on behalf of himself, herself or itself, as applicable, any such entity's parents, subsidiaries, affiliates and all other related companies and past and present shareholders, officers and directors, and his, her or its employees, agents, partners, successors and assigns, fully, finally and irrevocably release each of the other parties enumerated in this Section 10 and his, her or its respective past and present shareholders, officers and directors, partners, employees, agents, attorneys, successors and assigns, from any and all claims, controversies, actions, causes of action, suits, demands, obligations, debts, losses, damages, or liabilities which may exist in law or equity, whether known or unknown, fixed or contingent, asserted or unasserted, presently existing or arising in the future, based on acts or omissions to date, of any kind or nature whatsoever arising out of or in any way connected with (1) any matters that were or could have been raised in the Litigation, and (2) any matters arising out of or in any way related to the Lease, the Rangeview Notes and Bonds, the Lowry Range, or the Rangeview Metropolitan District, except that this Release shall not release any party hereto from its obligations and duties pursuant to this Agreement (including the Exhibits hereto). Each of the Bondholders, Rangeview, Pure Cycle, INCO, and each of the Owens Group Bondholders covenant to each other that he, she or it will never institute any lawsuit or proceeding, at law or in equity, or otherwise assert any claim against the others on account of any such claims or controversies. This covenant may be pleaded by each of the parties enumerated in this Section 10 as a complete defense to any action or proceeding, including third party claims, that may be brought or instituted by any of the Bondholders, Rangeview, Pure Cycle, INCO or the Owens Group Bondholders in breach of this Agreement.

        Indemnity.  Pure Cycle
agrees to hold Rangeview, the Land Board, the Land Board Commissioners, and the attorneys, agents, employees, successors and assigns of each of them, harmless from and indemnify them against any and all claims, and all costs including without limitation, all attorneys' fees, expert witness fees, and all other costs which may be incurred by such indemnitees, which may be brought by any person or entity which does not execute and deliver a release as provided in paragraph 4(j) but which claims an interest in any of the Rangeview Notes and Bonds (other than a claim asserted by or through Allderdice or CFC). The parties acknowledge and agree that the Land Board has an interest in Rangeview's being indemnified under this paragraph and therefore agree that Rangeview may not waive such indemnification without the Land Board's written consent.

        Settlement and
Compromise. This Agreement is entered into by the parties for the sole purpose of settling and compromising claims and disputes between them and does not constitute, and should not in any way be construed to constitute, admissions of wrongdoing or liability by any party.

        Costs and Attorneys'
Fees. Except as may otherwise be agreed in writing among individual parties, each party agrees to bear and pay his/her/its own costs and attorneys' fees, incurred in connection with the Litigation and this Agreement. However, in the event any party fails to comply with the provisions of this Agreement, any other party taking action to enforce compliance with this Agreement shall be entitled to recover costs and attorneys' fees incurred in connection with such enforcement activity from the defaulting party.

        Termination.  This
Agreement will automatically terminate if (i) the Guaranty Bank Release and the Service Agreement are not delivered by April 19, 1996, or (ii) the Consent Judgment is not entered by June 21, 1996, unless a later date is agreed to by all of the parties.

        Effect of Termination.
Upon termination, this Agreement shall be null and void ab initio and shall have no force and effect. Such termination shall be without prejudice to the rights and contentions of the parties in the Litigation.

        Escrow Agent.
 .1        The Escrow Agent undertakes to perform only such duties
as  are  specifically  set forth in this Agreement.   The  Escrow
Agent shall not be liable for any acts or omissions by it of any kind unless caused by its own misconduct, bad faith or gross negligence, and shall be entitled to rely upon written notice, instrument or signature reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing submitted to it under this Agreement and shall be entitled reasonably to rely in good faith upon the contents thereof.

 .2        The parties, jointly and severally, agree to indemnify,
to the extent permitted by law, the Escrow Agent and to hold it harmless against any and all liabilities incurred by it under this Agreement, except for liabilities incurred by the Escrow Agent resulting from its own misconduct, bad faith or gross negligence.

 .3        The Escrow Agent may resign at any time by giving
notice of such resignation to the other parties hereto specifying a date not less than ten (10) business days following the date of such notice when such resignation shall take effect. Upon such notice, a successor escrow agent shall be appointed by mutual agreement of the Land Board and Rangeview, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Land Board and Rangeview do not appoint a successor escrow agent prior to the resignation date, the Escrow Agent may appoint as successor escrow agent any entity to which the Land Board consents, and in which Rangeview concurs, which consent and concurrence shall not be unreasonably withheld. The Land Board and Rangeview (with each other's concurrence which shall not be unreasonably withheld) may at any time appoint a new escrow agent by giving notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts such appointment and receives the Closing Documents.

 .4        Upon disposition of the Closing Documents in accordance
with this Agreement, this Agreement shall be deemed terminated with respect to the Escrow Agent and the Escrow Agent shall be released and discharged from any further obligations hereunder.
If any dispute arises under this Agreement with respect to the delivery, ownership or right of possession of the Closing Documents or any portion thereof, the Escrow Agent may deposit the same with the clerk of the Denver District Court, interplead the parties hereto, and upon so depositing the documents held by it hereunder and filing its complaint in interpleader it shall be relieved of all liability hereunder, and furthermore, the parties hereto for themselves, their respective successors and assigns do hereby submit themselves to the jurisdiction of such court.

         Press  Releases/Other
Communications.   Each  party shall limit  any  comments  to  the
public or the press regarding the Litigation, this Agreement or the exhibits hereto to the terms and benefits of this Agreement.

        Entire Agreement.   This
Agreement, including the exhibits hereto, sets forth the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior discussions or negotiations in connection therewith and there are no understandings or agreements, oral or written, relating to the subject matter of this Agreement, except as specifically provided herein. This Agreement shall not be modified, amended or supplemented except by written agreement of the parties.

        Authority.  Each party to
this Agreement represents to every other party that (i) he/she/it has full authority to enter into and perform his/her or its obligations hereunder, (ii) with respect to a party who is an individual, such party is of lawful age and is competent,
(iii) with respect to a party who is an entity, the persons signing this Agreement and the exhibits hereto on their behalf have full authority to do so and that no additional resolution or action, other than those which have been obtained, is needed in order for them to execute and legally bind the parties to the terms of this Agreement and the exhibits hereto, (iv) he/she/it has obtained the advice of counsel of his/her/its choice, or has had the opportunity for such consultation, with respect to the terms of this Agreement and the exhibits hereto, (v) he/she/it fully understands this Agreement and the exhibits hereto applicable to he/she/it, has sufficient information to make an informed decision about this Agreement and the exhibits hereto, and agrees to be bound by its terms, (vi) this Agreement and the exhibits hereto applicable to him/her/it are binding and enforceable against him/her or it in accordance with their terms and (vii) this Agreement and the exhibits hereto do not and will not violate any other agreement, court order or law to which he/she/it or his/her/its property is subject; provided, however, the Land Board does not represent that it has the authority to amend the agreements amended by the Comprehensive Amendment Agreement with respect to agreements amended thereby to which it is not a party, the CWC Option Agreement and the Amended Escrow Instructions, except to the extent such authority may exist by virtue of its ownership of the Allderdice Notes and Bonds.

        Binding Effect.  This
Agreement shall be binding upon and inure to the benefit of all parties and their respective heirs, successors, executors, legal representatives, assigns, insurers, and all persons claiming by, through or under any of them.

        Governing Law. This
Agreement shall be construed as though it were equally drafted by each party to the Agreement. It shall be governed by and interpreted in accordance with the laws of the Colorado.

        Execution in
Counterparts. This Agreement may be executed in counterparts, with each counterpart being an original document, and all counterparts together constituting a single agreement.

        Further Assurances.  Each
party to this Agreement agrees to execute and deliver to the other parties hereto all such other and additional instruments, releases, and documents and to do all other acts and things consistent with the terms and conditions hereof, as any party may reasonably deem necessary to carry out the intent of this Agreement, and to cooperate at any hearing seeking entry of the Consent Judgment, and to provide such information or testimony as is necessary to provide the factual basis for such judgment.

        Consent to Jurisdiction.
All parties consent to, and waive all objections to jurisdiction and venue in the Denver District Court for purposes of enforcing the terms of this Agreement.

        Severability.  If any
provision of this Agreement is held to be illegal, invalid or unenforceable, said holding shall not affect the enforceability of any other provision of this Agreement, and the parties agree that in such event, in lieu of each clause or provision of the Agreement which is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

           IN  WITNESS  WHEREOF,  this Settlement  Agreement  and
Mutual Release has been executed on behalf of each of the parties hereto as of the day and date first above written.

                                STATE OF COLORADO STATE BOARD OF
                                LAND COMMISSIONERS



                                ---------------------------------
                                President


                                RANGEVIEW METROPOLITAN DISTRICT


                                By:_________________________________

                             Title:________________________________

                                PURE CYCLE CORPORATION,
                                a Delaware corporation


                                By:
                                Title:


                                INCO SECURITIES CORPORATION,
                                a Delaware corporation


                                By:
                                Title:


                                APEX INVESTMENT FUND II, L.P.,
                                a Delaware limited partnership

                                By:   Apex Management Partnership, L.P.,
                                      General Partner of Apex Investment
                                      Fund II, L.P.


                                By:
                                   George Middlemas, General
                                   Partner


                                LANDMARK WATER PARTNERS, L.P.

                                By:   COMPTON CAPITAL, LTD.,
                                      its general partner


                                By:     _________________________
                                   Earl A. Samson, III, President

                                LANDMARK WATER PARTNERS II, L.P.,
                                a Delaware limited partnership

                                By:   COMPTON CAPITAL PARTNERS,
                                      INC., its general partner


                                By:    __________________________
                                   Earl A. Samson, III, President


                                THE ENVIRONMENTAL VENTURE
                                FUND, L.P., a Delaware limited partnership

                                By: Environmental Venture Management, L.P., General Partner of The Environmental Venture Fund, L.P.

                                By:   First Analysis Corporation,
                                      General Partner of Environmental Venture
                                      Management, L.P.


                                By:    __________________________
                                      Bret Maxwell, General Partner


                                THE ENVIRONMENTAL PRIVATE EQUITY
                                FUND II, L.P., a Delaware limited partnership

                                By:   Environmental Private Equity
                                      Management II, L.P., General
                                      Partner of The Environmental
                                      Private Equity Fund II, L.P.

                                By:   First Analysis EPEF
                                      Management II, L.P., General Partner
                                      of Environmental Private Equity
                                      Management II, L.P.

                                By:   First Analysis Corporation,
                                      General Partner of First Analysis
                                      EPEF Management II, L.P.



                                By:______________________________
                                   Bret Maxwell, General Partner


                                PRODUCTIVITY FUND II, L.P.,
                                a Delaware limited partnership

                                By:   First Analysis Management
                                      Company II, L.P., General Partner of
                                      Productivity Fund II, L.P.

                                By:   First Analysis Corporation,
                                      General Partner of First Analysis
                                      Management Company II, L.P.


                                By: _____________________________
                                   Bret Maxwell, General Partner


                                PROACTIVE PARTNERS, L.P.,
                                a California limited partnership



                                By:________________________________
                                   Charles McGettigan, General
                                   Partner


                                WARWICK PARTNERS, L.P.,
                                a Delaware limited partnership

                                By:   PROVIDENCE PARTNERS, L.P.,
                                   its general partner

                                By:   PACIFIC EQUITY LIMITED,
                                   its general partner


                                By:_______________________________
                                   Herbert A. Denton, authorized
                                   officer


                                AUGINCO,
                                a Colorado general partnership


                                By: ______________________________
                                   Harrison H. Augur, general
                                   partner



                               ___________________________________
                                Anders C. Brag



                               ___________________________________
                                Amy Leeds



                               ____________________________________
                                D. W. Pettyjohn


                                OAR, Incorporated,
                                a Colorado corporation


                                By:_________________________________
                                   Willard G. Owens, President



                               _____________________________________
                                Willard G. Owens



                               _____________________________________
                                H. F. Riebesell, Jr.


For purposes of paragraphs 4, 5 and 16:

DAVIS, GRAHAM & STUBBS LLP


By:________________________________
   Wanda J. Abel, Partner

APPROVED AS TO FORM:

DUFFORD & BROWN


_________________________________
Gregory A. Ruegsegger, #9936
1700 Broadway, Suite 1700
Denver, CO  80290-1701

GALE A. NORTON
Attorney General

STEPHEN K. ERKENBRACK
Chief Deputy Attorney General

TIMOTHY M. TYMKOVICH
Solicitor General


__________________________________
RICHARD A. WESTFALL, #15295*
Special Deputy Solicitor General

1525 Sherman Street, 5th Floor
Denver, CO  80203
Telephone:  (303) 866-5334
*Counsel of Record
ATTORNEYS FOR THE STATE DEFENDANTS


SENN, LEWIS, VISCIANO, & STRAHLE, P.C.


_________________________________________
Frank W. Visciano, #7274
1801 California Street, Suite 4300
Denver, CO  80202
ATTORNEYS FOR PLAINTIFFS

HALIGMAN AND LOTTNER
a Professional Corporation


__________________________________________
Richard I. Brown, #5195
633 Seventeenth Street, Suite 2700
Denver, CO  80202-3635
ATTORNEYS FOR RANGEVIEW
METROPOLITAN DISTRICT


DUNCAN, OSTRANDER & DINGESS, P.C.


__________________________________________
Donald M. Ostrander, #12458
7800 East Union Avenue, Suite 200
Denver, CO  80237
ATTORNEYS FOR PURE CYCLE AND INCO


HOPPER AND KANOUFF, P.C.


__________________________________________
Dennis A. Graham, #6773
Robert R. Marshall, #2851
1610 Wynkoop, Suite 200
Denver, CO  80202
ATTORNEYS FOR WILLARD G. OWENS
AND OAR, INC.


___________________________________________
H.F. Riebesell, Jr., #719
5290 DTC Parkway, Suite 150
Englewood, CO  80111
PRO SE'



                            GALE A. NORTON
                            Attorney General

                            STEPHEN K. ERKENBRACK
                            Chief Deputy Attorney General

                            TIMOTHY M. TYMKOVICH
                            Solicitor General



                            RICHARD A. WESTFALL, #15295*
                            Special Deputy Solicitor General

                               1525 Sherman Street, 5th Floor
                               Denver, CO  80203
                               Telephone:  (303) 866-5334
                               *Counsel of Record

                            ATTORNEYS FOR THE STATE DEFENDANTS

                            HALIGMAN AND LOTTNER
                            a Professional Corporation


                            By:
                               Richard I. Brown, #5195
                               633 Seventeenth Street, Suite 2700
                               Denver, CO  80202-3635
                               Telephone:  (303) 292-1200

                             ATTORNEYS FOR RANGEVIEW METROPOLITAN
                             DISTRICT

                             SENN,  LEWIS, VISCIANO,  &  STRAHLE, P.C.


                            By:
                               Frank W. Visciano, #7274
                               1801 California Street, Suite 4300
                               Denver, CO  80202
                               Telephone:  (303) 298-1122

                            ATTORNEYS FOR PLAINTIFFS

                            DUNCAN, OSTRANDER & DINGESS, P.C.


                            By:
                               Donald M. Ostrander, #12458
                               7800 East Union Avenue, Suite 200
                               Denver, CO  80237
                               Telephone:  (303) 779-0200

                            ATTORNEYS FOR PURE CYCLE AND INCO

                            HOPPER AND KANOUFF, P.C.


                            By:
                               Dennis A. Graham, #6773
                               Robert R. Marshall, #2851
                               1610 Wynkoop, Suite 200
                               Denver, CO  80202
                               Telephone:  (303) 892-6000

                             ATTORNEYS FOR WILLARD G.  OWENS  AND
                             OAR, INCORPORATED



                            H.F. Riebesell, Jr., #719
                            5290 DTC Parkway, Suite 150
                            Englewood, CO  80111

                            PRO SE

Exhibit 1 Amended and Restated Lease

Exhibit 2 Consent Judgment

Exhibit 3 Intentionally Omitted

Exhibit 4 INCO Assignment

Exhibit 5 OAR Option Agreement

Exhibit 6 CWC Option Agreement

Exhibit 7 Escrow Instructions

Exhibit 8 Comprehensive Amendment Agreement


EXHIBIT 1 OF DOCUMENT 10.1
==========================

              AMENDED AND RESTATED LEASE AGREEMENT


                            between


          STATE OF COLORADO, ACTING BY AND THROUGH THE
           STATE BOARD OF LAND COMMISSIONERS, LESSOR



                              and


            RANGEVIEW METROPOLITAN DISTRICT, LESSEE

                       Lease No. S-37280

                       TABLE OF CONTENTS

ARTICLE 1   Definitions                                         1

ARTICLE 2   Preliminary Matters                                 5

ARTICLE 3   Effective Date                                      5
     3.1    Effective Date of This Agreement                    5
     3.2    Amendment                                           5
     3.3    Objectives of This Agreement                        5
     3.4    Rangeview                                           6

ARTICLE 4   Leased Premises                                     6
      4.1     General Description of Water Subject  to  This
              Agreement                                         6

ARTICLE 5   Grant of Lease                                      6
     5.1    Grant                                               6
     5.2    Term                                                7
     5.3    Effect of Expiration of the Agreement               7
     5.4    Land Board's Legal Right to Water                   7
     5.5    Sale of Land                                        8

ARTICLE 6   Right to Sell Water                                 8
     6.1    Rangeview's Conveyance of Export Water              8
     6.2    Right to Artificially Recharge                     10
     6.3    Water Available to Export                          13
     6.4    Sale of Use of Water on the Lowry Range            13
     6.5    Quality of Water                                   14
     6.6    Termination of Export Water                        14

ARTICLE 7   Rent and Royalty Payments to Land Board            15
     7.1    Annual Rent                                        15
     7.2    Royalty for Export Water                           15
     7.3    Royalties for On-site Use                          18
     7.5    Payment of Royalty                                 19
     7.6    Reporting                                          20

ARTICLE 8   Development of Infrastructure
              and Water Service on the Lowry Range             21
     8.1    Rangeview Shall Serve                              21
     8.2    Water Fees and Rates                               21
     8.3    Substitution of Facilities                         21
     8.4    Right to Use Transmission Lines; Infrastructure    22
     8.5    Title to Equipment and Improvements                23
     8.6    Future Leases                                      23
     8.7    Rangeview District Boundaries                      23
     8.8    Development of Lowry Range                         23
     8.9    Reserves                                           23

ARTICLE 9   Service Provider Contract                          24
     9.1    Service Provider for Rangeview                     24

ARTICLE 10  East Cherry Creek Valley
                 Water and Sanitation District                 26
     10.1   Terms and Revenue                                  26
     10.2   Title Reversion                                    26

ARTICLE 11  Rights-of-Way                                      26
     11.1   Master Plan                                        26
     11.2   Fee for Right-of-Way                               27
     11.3   License to Service Provider                        27

ARTICLE 12  Bonding Requirements                               27
     12.1   Bond                                               27
     12.2   Bond of Contractors                                27

ARTICLE 13  Default and Remedies                               28
     13.1   Events of Default                                  28
     13.2   Remedies                                           29
     13.3   No Waiver                                          30
     13.4   Land Board's Right to Cure Rangeview's Breach      30

ARTICLE 14  Improvements                                       31
     14.1   Transfer of Improvements                           31
     14.2   Abandonment of Export Water Facilities             31

ARTICLE 15  General Provisions                                 31
     15.1   Assignment by Rangeview                            31
     15.2   Work Requirements                                  32
     15.3   Third Party Beneficiaries                          33
     15.4   Notice                                             33
     15.5   Construction                                       34
     15.6   Entire Agreement                                   34
     15.7   Authority                                          34
     15.8   Copies                                             34
     15.9   Amendment                                          34
     15.10  Compliance with Law                                34
     15.11  Binding Effect                                     35
     15.12  Severability                                       35
     15.13  Optimum Long-Term Revenue                          35
     15.14  Further Assurance                                  35
     15.15  Governing Law                                      35
     15.16  Arbitration                                        35
     15.17  Litigation                                         36
     15.18  Duty of Good Faith and Fair Dealing                36
     15.19  Force Majeure                                      36

                            EXHIBITS


Exhibit A      Water Previously Conveyed

Exhibit B      Service Agreement

Exhibit C      Export Water Contract

Exhibit D      Master Plan of Well Field and Rights-of-Way

Exhibit E      Pipe Sizes

Exhibit F      Right-of-Way Grant Form

Exhibit G      Service Provider Right-of-Way License

Exhibit H      Export Water Contractor Right-of-Way License


              AMENDED AND RESTATED LEASE AGREEMENT


      THIS AMENDED AND RESTATED LEASE AGREEMENT is by and between the State of Colorado, acting through its State Board of Land Commissioners and Rangeview Metropolitan District, a state quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise.

     NOW, THEREFORE, in consideration of the promises hereinafter stated, to be kept and performed by the Parties, their successors and assigns, the Parties agree as follows:

1.                                 Definitions

      "Agreement" shall be defined to mean this Amended and Restated Lease Agreement, Lease No. S-37280, dated April __,
1996.

     "Annual Rent" shall be defined as set forth in Section 7.1.

     "Construction" shall be defined as set forth in Section 5.1.

       "Delivered  Basis"  shall  be  defined  as  set  forth  in
Section 7.2(d)(2).

       "Effective  Date"  shall  be  defined  as  set  forth   in
Section 3.1.

      "East Cherry Creek Agreement" shall be defined to mean that certain agreement dated July 8, 1983 by and between OAR, Incorporated (Rangeview's predecessor), and East Cherry Creek
Valley Water and Sanitation District.

      "ECCV"  shall be defined to mean East Cherry  Creek  Valley
Water and Sanitation District.

      "Enterprise" shall be defined as Rangeview's water activity enterprise established by resolution of Rangeview adopted at a public meeting of Rangeview's board of directors on September 11, 1995, and effective as of the date of its adoption.

     "Entitlement Basis" shall be defined to mean a sale or other disposition of water to a third party with the third party bearing all costs of withdrawal, treatment and delivery.

     "Export Water" shall be defined as set forth in Section 6.1.

      "Export Water Contractor" shall be defined as set forth  in
Section 6.1.

     "Export Water Purchaser" shall be defined to mean the person or entity who purchases Export Water other than the Export Water
Contractor and a retail end user.

       "Force   Majeure"  shall  be  defined  as  set  forth   in
Section 15.20.

      "Gross Revenues" shall be defined to mean all pre-tax amounts or consideration actually received directly or indirectly by Rangeview or the Export Water Contractor, as applicable, from the sale or other disposition of Water Rights, including tap fees, usage fees, service charges and all other revenues, excluding taxes and refunds.

      "Index" shall be defined to mean the Consumer Price Index for Urban Consumers-All items (CPI-U) published by the Bureau of Labor Statistics of the U.S. Department of Labor. In the event that the Index shall subsequently be converted to a different standard reference base or otherwise revised, the determination involved shall be made with the use of such conversion factor, formula or table for converting said Index as may be published by the Bureau of Labor Statistics, or if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event that the Index shall cease to be published, then for the purposes of this Agreement, there shall be substituted such other index as the Parties shall agree upon, and if they are unable to agree, then ninety (90) days after the Index ceases to be published, such matters shall be determined by arbitration as provided in Section 15.16 of this Agreement.

     "Initial Export Royalty Rates" shall be defined as set forth in Section 7.2(a).

      "Initial Permitted Sale" shall be defined as set  forth  in
Section 6.1.

     "Land Board" is defined to mean the State of Colorado acting by and through its State Board of Land Commissioners.

     "Lease" is defined to mean the aggregate of the following:

      a.    Lease S-37280, dated April 26, 1982 between the  Land
Board   and   OAR,  Inc.,  whose  rights  and  obligations   were
subsequently conveyed to Lowry Range Metropolitan District, now known as Rangeview;

     b.   Amendment to Lease S-37280, dated February 22, 1983;

     c.   Amendment to Lease S-37280, dated December 19, 1983;

     d.   Amendment to Lease S-37280, dated November 26, 1984;

     e.   Amendment to Lease S-37280, dated June 5 and 6, 1986;

      f.    Transfer Agreement dated December 8, 1986  ("Transfer
Agreement"); and

      g.    Novation Agreement dated December 7, 1988  ("Novation
Agreement").

      "Litigation"  is  defined to mean the  case  entitled  Apex
Investment Firm, II, L.P., et al. v. Colorado State Board of Land
Commissioners, et al., Case No. 94CV5405, District Court, in and for the City and County of Denver, State of Colorado.

      "Lowry  Range"  shall be defined to mean the  approximately
24,567.21 acres, more or less, according to U.S. Government survey, in Arapahoe County, Colorado more particularly described as follows:

           Township 5 South, Range 64 West of the 6th  P.M.,
Sections  7 through 10:  all; Sections 15 through 22:   all;
Sections 27 through 34:  all.

           Township 4 South, Range 65 West of the 6th  P.M.,
Sections 33:  all; and 34: all.

           Township 5 South, Range 65 West of the 6th  P.M.,
Section 3: all; Sections 10 through 15: all, less certain surface rights granted for the Aurora Reservoir (but including the water under the Aurora Reservoir) in
Section 15; Sections 22 through 27: all, less certain surface rights granted for the Aurora Reservoir (but including the water under the Aurora Reservoir) in
Section  22;  Sections 35 and 36:  all; Section  34:   north
2,183.19 feet.

           Township 5 South, Range 66 West, of the 6th P.M.,
Section 36:  all.

     "Non-Export Water" shall be defined to mean the Water Rights other than (i) the Export Water and (ii) the water subject to the East Cherry Creek Agreement.

      "Off-Site" shall be defined to mean outside the boundaries of the Lowry Range.

      "Operating Expenses" shall mean all actual maintenance and operating costs incurred by Rangeview or its Service Provider in discharging Rangeview's obligations to provide Non-Export Water to Water Users as required by Section 8.1. Such Operating Expenses may include, for example, expenses for repairs to the infrastructure; salaries, wages and employee benefit expenses; fees for services, materials and supplies; rents, administrative and general expenses; insurance expenses; fees for legal, engineering, accounting and other consulting and technical services; and taxes and other governmental charges. Such
Operating Expenses shall not include expenditures which are properly capitalized under generally accepted accounting prin ciples, depreciation or obsolescence charges or reserves therefor, reserves for any other purpose, amortization of intangibles or other bookkeeping entries of a similar nature, interest charges and charges for the payment of principal or amortization of bonded or other indebtedness, royalties, or losses from the sale, abandonment, reclassification, re-evaluation or other disposition of capitalized assets.

      "Parties" shall be defined to mean the Land Board and Rangeview.

      "Rangeview" shall be defined to mean Rangeview Metropolitan
District, a State quasi-municipal corporation and political subdivision of the State of Colorado, acting directly as such or acting by and through the Enterprise.

       "Reserved  Water"  shall  be  defined  as  set  forth   in
Section 5.1(e).

      "Retail Sales Price" shall be defined to mean the gross rates and charges per 1,000 gallons charged by a municipality, water district or other water provider to retail end users of the water.

       "Royalty   Base"  shall  be  defined  as  set   forth   in
Section 7.2(b).

      "Sale of Water" or similar phrases used herein shall mean the sale of the rights as set forth in Section 5.1 and
Section 6.1.

      "Service  Agreement"  shall be  defined  as  set  forth  in
Section 6.4.

      "Service  Provider" shall be defined to  mean  any  entity, other  than  Rangeview, actually delivering the Non-Export  Water
and  related  services  to  the  Water  Users  as  permitted   by
Article 9.

       "Settlement Agreement" shall be defined to mean the Settlement Agreement and Mutual Release dated April 4, 1996 among the Parties and the other parties in the Litigation.

      "Substitute  Facilities" shall be defined as set  forth  in
Section 8.3.

      "Water  Interest Ratio" shall be defined as  set  forth  in
Section 8.3.

     "Water Rights" shall be defined as set forth in Section 5.1.

      "Water Users" shall be defined to mean surface tenants, occupants, developers, land owners and all other water users on the Lowry Range.


2.                                 Preliminary Matters

(1) A dispute has arisen between the Parties and others concerning the status of the Lease as evidenced in part by the claims asserted by and against various parties in the Litigation.

(2) The Parties to this Agreement desire to: (1) amend and completely restate the rights and obligations of the Lease;
(2) acknowledge and agree that the Lease as amended and completely restated by this Agreement is valid and enforceable;
(3) eliminate uncertainty surrounding the Lease as amended and completely restated by this Agreement; and (4) resolve all issues between the Parties to this Agreement which are related to all issues which have been raised or could be raised in connection with the Litigation.

3.                                 Effective Date

(1) Effective Date of This Agreement. This Agreement shall be binding on the date it is fully executed and delivered by the Parties subject only to, as a condition subsequent, entry of the final non-appealable order of the Denver District Court in the Litigation approving this Agreement and the related Settlement Agreement. The date of the final non-appealable order of the Denver District Court shall be deemed the Effective Date of this Agreement. The Parties agree to cooperate and to use their best efforts to obtain prompt entry of a final non-appealable order.

(2) Amendment. This Agreement amends, restates in its entirety, and supersedes in all respects the Lease, and from and after the Effective Date, this Agreement, including the Exhibits hereto and the Settlement Agreement, shall control and define the rights and obligations of the Parties with respect to the subject matter of this Agreement.

(3) Objectives of This Agreement. The Parties acknowledge that it is in their best interests to arrange for water development on the Lowry Range to be pursued in a manner which encourages efficient and economical use of the water resources which are the subject of this Agreement and encourages surface development on the Lowry Range. Rangeview has the objective of acquiring an adequate water supply to provide water delivery to Water Users pursuant to this Agreement and, subject to the terms of this Agreement, to apply the Export Water to a use which creates revenue and thereby provides additional royalty payments to the Land Board. In order to achieve this objective, the Parties acknowledge that Rangeview's first priority for utilization of its available revenues will be the fulfillment of its commitment to provide water service to its Water Users. The Land Board contemplates that it may lease, sell, or otherwise dispose of portions of the surface of the Lowry Range at some undetermined point in the future and anticipates that the availability and provision of water service to the Lowry Range pursuant to this Agreement may promote development on the Lowry Range.

(4)        Rangeview.  The Enterprise agrees that it shall  cause
Rangeview, acting directly and not through the Enterprise, to execute and deliver a guaranty of this Agreement in the form attached hereto as Exhibit I.


4.                                 Leased Premises

(1)       General Description of Water Subject to This Agreement.
Except  as  otherwise reserved to the Land Board in  Section  5.1 below, this Agreement shall encompass the use of all of the waters on and under the surface of the Lowry Range.

5.                                 Grant of Lease

(1) Grant. Subject to the terms, conditions and limitations set forth in this Agreement, the Land Board hereby leases to Rangeview the right and privilege during the term of this Agreement to divert and put to beneficial use all water on and under the surface of the Lowry Range, including all rights to the first use, reuse, successive use and disposition of such water, together with the right to use as much of the surface and underground portions of the Lowry Range as provided in Article 11 of this Agreement as may be reasonably required in the exercise of the rights granted by this Agreement, including, in accordance with commercially reasonable and prudent water provider practice in Colorado, the right to drill and build wells, construct buildings (except office and other such buildings not directly necessary for the extraction and transportation of water), make excavations, stockpiles, dumps, drains, roads, power lines, pipelines, and other improvements (all such activity hereinafter being referred to as "Construction"), but only as may be reasonably necessary for the development and delivery of the water pursuant to this Agreement. The foregoing items exclusive of the reservations set forth below are collectively referred to as the "Water Rights."

     Reserving, however, to the Land Board:

1. Except as are herein specifically granted, the right to exercise all rights and privileges of every type and nature which are incident to the ownership of the Lowry Range, or any part thereof, at any time, for any purpose, including, without limita tion, the right to explore, prospect for and extract oil and gas and other minerals, including sand and gravel, on or under said land, in a manner not inconsistent with the full exercise by Rangeview of the rights and privileges herein granted;

2. The right at any time to go upon those portions of the Lowry Range not exclusively utilized by Rangeview and the right at all reasonable times upon five (5) days' written notice during the term of this Agreement to go upon those portions of the Lowry Range exclusively utilized by Rangeview and every part thereof for the purpose of inspecting same, including metering, measuring and other similar devices, and, in accordance with Section 7.6, to inspect the books of accounts and records of water development and use therein, and of ascertaining whether or not Rangeview, and those entities holding under and buying from or contracting with Rangeview, are carrying out the terms, covenants and agreements of this Agreement;

3. All interests in the Water Rights and all interests in the Lowry Range previously granted by the Land Board identified in Exhibit A;

4.         The  Land Board's recharge rights set forth in 6.2(b);
and

5. A total of 1,135 acre feet annually of non-tributary and not non-tributary (as defined by statute) water blended proportionally from all aquifers based on water court decrees adjudicating water under the Lowry Range as such decrees may be amended from time to time ("Reserved Water"). Except for the restriction on sale set forth in Section 6.1(b), this Reserved Water shall not be subject to this Agreement and is released by Rangeview in favor of Land Board.

(2) Term. The term of the Lease commenced at 12:00 noon on May 1, 1982, and, as amended by this Agreement, shall expire at 12:00 noon on May 1, 2081 unless terminated earlier in accordance with the terms of this Agreement or otherwise extended.

(3) Effect of Expiration of the Agreement. Upon expiration, or earlier termination of the term of this Agreement, the right to the use of the Non-Export Water shall automatically and without further act of the Parties or anyone else revert to the Land Board. To the extent Non-Export Water is actually being delivered to provide water service to Water Users, the Land Board agrees that such water will continue to be made available to
Water Users under commercially reasonable agreements to be negotiated at the time of such expiration or termination, which agreements shall include adequate revenue for the Land Board. In the event no agreement is reached, then the terms of such agreements shall be determined by arbitration pursuant to
Section 15.16.

(4) Land Board's Legal Right to Water. The Land Board hereby warrants and represents that, except as provided in Exhibit A, it has all right, title and interest in the Water Rights granted to Rangeview and it has not granted such rights to any other person or entity. Rangeview agrees to pursue diligently (1) the adjudication of all of the Water Rights, and
(2) the development of the Water Rights as necessary to provide water service to Water Users in a commercially reasonable time and manner and in accordance with prudent water provider practice in Colorado, without cost or legal expense to the Land Board. The Land Board shall reasonably cooperate and render assistance with respect to all permits, applications, filings and documents related to Rangeview's activity in adjudicating all of the Water Rights and shall be provided courtesy copies of such papers five
(5) days before they are filed. It is further agreed by the Parties hereto that all permits, applications, filings, documents and decrees in connection with establishing such Water Rights shall bear the name of, and be made in the name of Land Board and, if necessary, Rangeview, as lessee. Legal title to the Water Rights shall be held in the name of the Land Board except to the extent reasonably necessary to include Rangeview, as lessee, in water decrees, without cost to the Land Board, and any water rights adjudicated on and under the Lowry Range shall auto matically become Water Rights under this Agreement. Nothing in this Agreement shall be deemed to prohibit Rangeview from adjudicating in its sole name and for its sole benefit any other Off-Site water rights not subject to this Agreement.

      Unless expressly agreed to by the Land Board in writing and in its sole discretion, the Water Rights, the water system to be constructed, and the rights-of-way on and aquifers under the Lowry Range required to deliver both Export and Non-Export Water, and any other rights granted hereunder, shall not be used for any business or other purpose except to provide water service consistent with this Agreement and the water decrees by which such Water Rights have been or may be adjudicated.

(5) Sale of Land. C.R.S. 36-1-118(4) provides that the Land Board may, in its discretion, offer for sale any land leased at any time during the term of any lease as though said lease had not been executed, or it may withdraw such land from sale during the full term of the lease. The Land Board affirms that the right to develop, divert, convey and use the Water Rights and the interest in the surface of the Lowry Range conferred by
Article 11 of this Agreement shall be withdrawn from sale until this Agreement terminates in accordance with the provisions hereof.

6.                                 Right to Sell Water

(1)       Rangeview's Conveyance of Export Water.

1. As of the Effective Date and subject only to the terms of this Agreement, Rangeview shall sell or have the right to sell the right to divert and sell outside the Lowry Range the use of up to a total gross volume of 1,165,000 acre feet of the non-tributary and not non-tributary water included in the Water Rights ("Export Water") pursuant to an agreement in the form attached hereto as Exhibit C (the "Initial Permitted Sale"). The purchaser of the Export Water, pursuant to Exhibit C, shall be referred to herein as the "Export Water Contractor." The Export Water may be withdrawn only to the extent permitted by the water decrees by which such water was adjudicated, as such decrees may be amended from time to time, and may not be withdrawn in quantities or in any other manner that would adversely affect the delivery of Non-Export Water to Water Users. Notwithstanding the expiration or early termination of this Agreement, such right to divert, sell and use the total gross volume of 1,165,000 acre feet of Export Water shall be absolute and irrevocable subject to the provisions of Section 6.6. The diversion and use of the Export Water shall be in accordance with the terms of the water decrees by which such water was adjudicated, as such decrees may be amended, from time to time and will include the right to sell all use, reuse, and successive uses of the Export Water. Upon the sale or other disposition of all or any portion of the Export Water following the Initial Permitted Sale, Rangeview shall cause to be paid and the Land Board shall receive the royalty described in Section 7.2 below. The Land Board will have no approval rights as to any sale or other disposition of the use of the Export Water subsequent to the Initial Permitted Sale, except that Rangeview shall provide to the Land Board written notice of and access to the contemplated sale documents twenty-one (21) days in advance of such sale or other disposition pursuant to Rangeview's rights as set forth in Section 12.1 of Exhibit C. Contracts for sales of the use of Export Water shall provide for the substitution of facilities and oversizing of pipes as provided in Sections 8.3 and 8.4 below and that the capital costs for the Off-Site delivery system and oversizing of pipes will not be charged, directly or indirectly, to the Land Board, Rangeview, or Water Users (except to the extent such facilities are substituted for on-site service, in which case Water Users will indirectly bear costs through rates and charges and Rangeview may incur administrative and maintenance expenses with respect thereto). In addition, Rangeview shall cause such contracts to provide for the payment of royalties as otherwise provided in this Agreement.

2. The Land Board agrees that the Reserved Water shall not be sold by the Land Board before (i) the sale or disposition of the Export Water by the Export Water Contractor subsequent to the Initial Permitted Sale or (ii) May 1, 2032, whichever is earlier.

3. Rangeview is in the process of adjudicating certain tributary waters on the Lowry Range. To the extent Rangeview is successful in completing adjudication of such rights, and to the extent water is available pursuant to such adjudication, the Export Water Contractor shall have the right at any time during the first five (5) years following the adjudication to substitute up to 1,650 acre feet per year of non-tributary water which constitutes the Export Water as defined in this Section 6.1 for an absolute and irrevocable decree for up to 1,650 acre feet of tributary water. If the Export Water Contractor exercises the foregoing right, the Export Water Contractor shall reconvey a total gross volume of 165,000 acre feet of non-tributary water and not non-tributary water which constitutes the Export Water to the Land Board, as lessor, and Rangeview, as lessee, to become Non-Export Water subject to this Agreement and the Export Water
Contractor shall enter into an agreement with Rangeview which provides that in years when less than a total of 3,300 acre feet per year of tributary water on the Lowry Range is physically available, the Export Water Contractor shall only utilize up to fifty percent (50%) of the available tributary water unless the remaining available tributary water is not being utilized by Rangeview, its Service Provider, or the Land Board, as
applicable, and Rangeview, its Service Provider, or the Land Board, if applicable, agrees that it does not plan to utilize such water during the year, in which case the Export Water
Contractor may utilize the available tributary water which Rangeview, its Service Provider, or the Land Board does not plan to use up to a maximum of 1,650 acre feet. In no case shall Non-Export Water be used to augment the Export Water Contractor's tributary water hereunder.

           For example, if in a year there are only 2,400 acre feet of tributary water available, the Export Water Contractor could only utilize 1,200 acre feet unless Rangeview, its Service Provider, or the Land Board, if applicable, does not plan to use some portion of the remaining 1,200 acre feet, in which case the Export Water Contractor could use the unused tributary water up to a maximum of 450 acre feet for a combined total of 1,650 acre feet.

(2)       Right to Artificially Recharge.

1. Rangeview's Right to Recharge. Rangeview, the Service Provider (but only as to the provision of water to Water Users pursuant to the Service Agreement) and the Export Water Purchaser shall have the right to artificially recharge and to store the recharged water in the aquifers from which such Water Rights are withdrawn (but only to the extent all or some of the Water Rights have been withdrawn from the aquifers by the recharging party) and to withdraw such artificially recharged and stored water. Rangeview, the Service Provider, and the Export Water Purchaser shall also have the right, to the extent Water Rights have been withdrawn from the aquifers by the recharging party, to store additionally acquired water in reservoirs on the surface of the Lowry Range in a commercially reasonable manner consistent with prudent water provider practice in Colorado and subject to the requirements set forth herein.

           (i) The amount of recharged water stored in the aquifers and on the surface in reservoirs combined cannot exceed the amount of Water Rights withdrawn by the recharging entity from the aquifers.

          (ii) If Rangeview, the Service Provider, or the Export Water Purchaser desires to construct a surface reservoir, such entity must notify the other entities of such intention and give them the opportunity to participate in the project. Any such reservoir must be compatible with the existing and reasonably projected development of the surrounding land. The Land Board shall have the right to veto the construction of any surface reservoir if it reasonably determines that the reservoir would adversely impact either (i) the provision of service to Water Users, or (ii) the value of the Land Board's land within the Lowry Range, based on then known facts and reasonable projections regarding future needs of Water Users and future development of the Lowry Range. Any disputes over whether the reservoir will be compatible with the development of the surrounding land or whether the reservoir would adversely impact the provision of service to Water Users or the value of the Land Board's land shall be resolved by arbitration pursuant to Section 15.16 of this Agreement. The burden of proof in such arbitration shall be on the entity desiring to construct the reservoir. If a reservoir is constructed, the entity or entities constructing such reservoir shall permit reasonable access to the reservoir, if requested by surrounding land owners, municipalities, parks and recreation districts or similar entities, provided that the access requested does not interfere with or render more costly the planned use and operation of the reservoir and provided that it shall not be the responsibility of Rangeview, the Service Provider, or the Export Water Purchaser to provide amenities or safety features to accommodate needs of such third persons unrelated to the water service function of the reservoir.

           (iii) Subject to the provisions of subsection (ii) above:

                     (a)   Notwithstanding  Article  11,  if  the
Export Water Purchaser plans to construct the reservoir, the Land Board shall grant to the Export Water Purchaser a perpetual right-of-way on the land for such reservoir, which does not expire
unless   the   reservoir   is  abandoned   in   accordance   with
Section 14.2. This right-of-way shall be granted in exchange for payment of the then fair market value for the land.

                     (b)   If  Rangeview or the Service  Provider
requests a right-of-way for a reservoir, Rangeview shall be granted the right-of-way, and Rangeview shall grant a license to the Service Provider, if necessary, and the Land Board shall receive fees in accordance with Article 11.

                     (c)   If  the  reservoir is  planned  to  be
jointly constructed by Rangeview and/or its Service Provider and the Export Water Purchaser, then the fees and rights-of-way granted will be based on the proportionate part of the reservoir to be used by Rangeview or its Service Provider on the one hand, and the Export Water Purchaser on the other.

            For example, if Rangeview and the Export Water Purchaser agree to construct a reservoir which will be used to store ten thousand (10,000) acre feet of water per year and which requires a one hundred (100) acre right-of-way, and each party intends to utilize one-half of the reservoir, then Rangeview will pay to the Land Board the fee set forth in Section 11.2 for fifty
(50) acres and the Export Water Purchaser will pay fair market value for the remaining fifty (50) acres. Rangeview will receive a right-of-way in the one hundred (100) acres in the form of Exhibit F, and, if necessary, will license such right-of-way to the Service Provider pursuant to a license in the form of Exhibit G. The Export Water Purchaser shall receive a perpetual right-of-way in the one hundred (100) acres. Each entity would thereafter have access to the entire reservoir but would only have the usage rights to their undivided one-half of the reservoir.

            (iv) Any artificial recharge must be done in accordance with all applicable laws, rules, and regulations in effect at the time of such artificial recharge, and notwithstanding such compliance, shall not interfere with or render more burdensome or costly delivery of the Non-Export Water to Water Users.

           (v) Rangeview, the Service Provider, the Export Water Contractor, and the Export Water Purchaser (but excluding the end user) shall be jointly and severally liable for all damages, including without limitation, environmental or water quality damages, if any, incurred by the Land Board or the Water Users arising out of the artificial recharge, storage, or withdrawal of such artificially recharged water.

           (vi) Rangeview shall cause all contracts for the sale or other disposition of the Export Water to provide that the Land Board shall be paid the royalty required by Section 7.4(a) at the time the recharged water is withdrawn. The royalty shall be payable by the entity withdrawing such water and the Land Board shall have the right to enforce such payment requirement, including the rights as provided in Section 6.6. If there is a dispute as to the royalty attributable to such recharged water when it is withdrawn, the royalty shall be resolved by arbitration pursuant to Section 15.16 of this Agreement.

           (vii) The right to recharge Export Water is not alienable from the Export Water and must be sold in conjunction therewith. Subject to Section 15.19, the right to recharge sold with the Export Water shall be deemed abandoned when the Export Water Purchaser withdraws the entire portion of the Export Water purchased plus the entire amount of water recharged by the Export Water Purchaser and such purchaser has failed to recharge any portion of the aquifers for a period of ten (10) years. In the event of a dispute in the determination of the abandonment of the right to recharge, the matter shall be determined by arbitration pursuant to Section 15.16 of this Agreement.

           (viii) Rangeview shall cause the Service Provider and the Export Water Purchaser to comply with this Section 6.2(a) in conducting any recharge activities permitted above.

2. Land Board's Right to Recharge. The Land Board shall have the right to artificially recharge, store and withdraw water in the aquifers beneath the Lowry Range in accordance with all applicable laws, rules and regulations in effect at the time of such artificial recharge; provided, however, that notwithstanding such compliance, the Land Board shall not interfere with or render more burdensome or costly the storage of or delivery of or recharge of water by Rangeview, the Service Provider, or the Export Water Purchaser and shall not interfere with or render more burdensome or costly the delivery of Export Water by the Export Water Contractor if the Export Water is sold by the Export Water Contractor on a Delivered Basis. Further, the Land Board shall be liable for damages, including without limitation, environmental or water quality damages, if any, incurred by Rangeview, the Service Provider, the Export Water Contractor, the Export Water Purchaser or the Water Users arising out of such artificial recharge, storage or withdrawal by the Land Board.

(3) Water Available to Export. The Non-Export Water (and water recharged other than with respect to Export Water withdrawn) shall not be used, transferred, sold, or otherwise disposed of Off-Site without the express written consent of the Land Board. Disposal of untreated effluent, sewage, or sewerage Off-Site shall be permitted only with the express written consent of the Land Board, which consent shall not be unreasonably withheld. Rangeview shall pay to the Land Board forty-five percent (45%) of Gross Revenues, if any, for the disposal of untreated effluent, sewage, or sewerage Off-Site, within thirty
(30) days after receipt. In the event that Rangeview sells or disposes of treated effluent off-site (subject to the consent required in the first sentence of this Section 6.3), then Rangeview shall pay to the Land Board forty-five percent (45%) of all Gross Revenues received after deduction of all costs of treatment. If there is a dispute as to such payment, the matter shall be resolved by arbitration pursuant to Section 15.16 of this Agreement. The Land Board shall be provided twenty-one (21) days advance written notice and access to contemplated contracts for the disposal of effluent, sewage, and sewerage Off-Site.

           Sale of Use of Water on the Lowry Range. Subject to the provisions of this Agreement, Rangeview shall provide water service to all current and future Water Users needing water service on the Lowry Range and shall have the right to divert and use all Non-Export Water for such purpose. Reuse and successive use of Non-Export Water, if any, shall be done in a commercially reasonable manner consistent with prudent water provider practice in Colorado. At its option, and subject to the provisions of
Article 9 below, Rangeview may enter into a Service Agreement contract to provide Non-Export Water to Water Users substantially in the form attached hereto as Exhibit B (the "Service Agreement"). To the extent that Non-Export Water is insufficient to provide water service to Water Users, Rangeview shall be obligated to locate additional sources of water for Water Users. Rangeview shall either acquire such additional water and provide service to Water Users at the rates and charges set forth in
Section 8.2 or it shall notify the Land Board that it

(4) requires an increase in the rates and charges to cover the cost of acquiring the additional water, in which case the Land Board shall have the option of (i) permitting Rangeview to charge such increased rates or (ii) serving any Water Users requesting service after the Non-Export Water is committed. Rangeview agrees that if it acquires such additional water, it shall, consistent with prudent water provider practices in Colorado, use such water to provide water service to Water Users without additional cost to the Land Board. Any additional water shall not be subject to the terms of this Agreement except (i) to the extent that such additional water is stored in aquifers beneath the surface of the Lowry Range or in reservoirs on the surface of the Lowry Range, in which case, such water shall thereafter be subject to the royalty set forth in Section 7.4(b) and (ii) to the extent such additional water may remain subject to the rates and charges in Section 8.3 as described above. Such additional water shall not be used to determine when Section 7.3(b) of this Agreement becomes applicable and Section 7.3(b) shall not be applicable to such additional water unless Rangeview utilizes additional water to provide water service to Water Users when there is still sufficient Non-Export Water available on a commercially reasonable basis and in compliance with prudent water provider practice in Colorado to provide such service. If Rangeview does not acquire additional water for Water Users, because the Land Board elects to serve Water Users requesting service after the Non-Export Water is committed, then Rangeview shall continue to provide Non-Export Water to Water-Users who are issued taps prior to the time when the available Non-Export Water was committed pursuant to such taps. Rangeview shall not issue taps based on unused cumulative rights under the decrees for the Non-Export Water. The phrase "unused cumulative rights under the decrees" means the amount of water that could otherwise have been legally withdrawn pursuant to the Statewide Non-Tributary Ground Water Rules, 2 C.C.R. 402-7, Rule 8A., over and above the allowed average annual amount of withdrawal permitted under the decrees. The Land Board may utilize the Reserved Water or any other water sources it may have or acquire, to service subsequent Water Users. The Land Board shall have the right to jointly use and expand the facilities constructed by Rangeview or its Service Provider to provide Non-Export Water to Water Users to provide service to subsequent Water Users to the same extent Rangeview would have used and expanded such facilities consistent with prudent water provider practices in Colorado if it had acquired additional water to service such Water Users.

(5) Quality of Water. Unless authorized in writing by the Land Board, the use of Water Rights may only be sold or otherwise disposed of as water blended proportionally from all aquifers based on water court decrees adjudicating the Water Rights, except for the water committed pursuant to the East Cherry Creek Agreement and the sale or disposition of any tributary water (including the tributary water described as set forth in
Section 6.1(c)).

(6) Termination of Export Water. In the event the Export Water Contractor or the Export Water Purchaser fails to pay the royalties required by this Agreement within ten (10) business days after the applicable due date, or takes or fails to take action which would cause material harm to the Water Rights or the aquifers, or the surface of the Lowry Range then owned by the Land Board and such action or failure is not cured within thirty
(30) days after written notice has been given by the Land Board or Rangeview specifically setting forth the nature of the problem, or if more than thirty (30) days is reasonably required to cure such matter complained of, if the Export Water Contractor or Export Water Purchaser, as applicable, shall fail to commence to correct the same within said thirty (30) day period and shall thereafter fail to prosecute the same to completion with reasonable diligence, or commits a fraud in the performance (as opposed to the inducement) of this Agreement, as may be determined in a final non-appealable order of a court of competent jurisdiction, the Land Board or Rangeview may elect to terminate the rights to the portion of the Export Water which has not been conveyed or is not otherwise subject to a good faith, binding agreement to be conveyed to an Export Water Purchaser and pursue such other remedies as may be provided by law. Rangeview, at its option, without prejudice to any other remedies it may have, may cure any of the foregoing defaults in order to protect its rights under this Agreement without waiting for the thirty
(30) day period to run and seek reimbursement from the Export Water Contractor or Export Water Purchaser, as applicable, for any costs and damages associated therewith.


7.                                  Rent and Royalty Payments  to
Land Board

(1) Annual Rent. Rangeview shall pay annual rent ("Annual Rent") in the amount of Five Thousand Dollars ($5,000.00) to the Land Board on or before May 1 of each year until this Agreement expires or otherwise terminates. The Annual Rent shall be increased every five (5) years proportionally to the five (5) year increase, in the Index. In no case shall the annual rent be reduced.

(2)       Royalty for Export Water.

1. Royalty Rates for Public Versus Private Use. A sum equal to ten percent (10%) of the Royalty Base shall be paid to the Land Board as a royalty in the case of a sale or other disposition of Export Water to a Title 32 water district or other similar municipal or public entity, and a sum equal to twelve percent (12%) of the Royalty Base shall be paid to the Land Board as a royalty in the case of a sale or other disposition of Export Water to all others. These royalty rates shall be referred to as the "Initial Export Royalty Rates."

2. Application of Initial Royalty Rates. In addition to the Annual Rent, Rangeview shall pay or cause the Export Water Contractor to pay the Initial Export Royalty Rates (subject to adjustment as provided in Section 7.2(c)) on the sale or other disposition of the Export Water. The royalty paid to the Land Board upon a sale or other disposition of Export Water shall be based on the greater of the following values ("Royalty Base"):
(1) the Export Water Contractor's Gross Revenues for the specific interest granted; or (2) the value of the specific interest granted, as determined in accordance with Section 7.2(d). The Parties intend that the Royalty Base shall include, without limitation, all Gross Revenues relative to the sale or other disposition of any or all Export Water rights, including without limitation, option rights, the right to first use, reuse, successive use, or any other disposition of the Export Water.

3.        Adjustment of Initial Export Royalty Rate.

a. If the Export Water is sold or disposed of by the Export Water Contractor on an Entitlement Basis to a public entity for an amount in excess of Forty-Five Million Dollars ($45,000,000) in Gross Revenues, the Initial Export Royalty Rate shall be increased for Gross Revenues received in excess of $45,000,000 as follows:

                                                     Royalty
               Gross Revenue                          Rate

               0 - $45,000,000                         10%
               $45,000,000 - $60,000,000               20%
               $60,000,000 - $75,000,000               30%
               $75,000,000 - $90,000,000               40%
               Over $90,000,000                        50%

      As  an example, if the Export Water Contractor receives One
Hundred Million Dollars ($100,000,000) in Gross Revenues from sales of the Export Water on an Entitlement Basis to a public entity, the Land Board will receive a royalty as follows:

                Gross Revenue                      Royalty

               the first $45,000,000              $4,500,000
               the next  $15,000,000              $3,000,000
               the next  $15,000,000              $4,500,000
               the next  $15,000,000              $6,000,000
               the next  $10,000,000              $5,000,000

b. If the Export Water is sold by or disposed of by the Export Water Contractor on an Entitlement Basis for a private use for an amount in excess of Forty-Five Million Dollars ($45,000,000), the Initial Royalty Rate shall be increased for the Export Water Contractor's Gross Revenues in excess of Forty-Five Million Dollars ($45,000,000) as follows:

                                                    Royalty
               Gross Revenue                          Rate

               0 - $45,000,000                         12%
               $45,000,000 - $60,000,000               24%
               $60,000,000 - $75,000,000               36%
               $75,000,000 - $90,000,000               48%
               Over $90,000,000                        50%

c. The foregoing adjustments to the Initial Export Royalty Rate shall also apply to sales or other dispositions on other than an Entitlement Basis, i.e., where the Export Water Contractor bears all or part of the costs of withdrawal, treatment or delivery. In such cases, there shall be deducted from Gross Revenues those costs (including a reasonable overhead allocation) which are incurred as a direct or indirect result of the incremental activity associated with the withdrawal, treatment and delivery of the Export Water involved on an other than Entitlement Basis. In such cases, the resulting number (Gross Revenues less such incremental costs) shall be used as the "Gross Revenues" number in the formulae set forth in subparagraphs 7.2(c)(1) and (2).

4.        Determination of Royalty Base.

a. If interests in the Export Water are sold or otherwise disposed of by the Export Water Contractor on an Entitlement Basis, the value of the Export Water shall be conclusively deemed to equal the Export Water Contractor's Gross Revenues attributable to each acre foot of water plus Five Hundred Dollars ($500.00) per acre foot and the $500 shall be added to Gross Revenues for purposes of calculating the Royalty Base. The Five Hundred Dollar ($500.00) figure shall be increased or decreased every five (5) years proportionally to the five (5) year increase or decrease in the Index.

b. If the Export Water is sold or otherwise disposed of with the Export Water Contractor bearing the cost of withdrawal, treatment and delivery to a purchaser at least to the boundary of the Lowry Range (a "Delivered Basis"), then the Royalty Base shall be as set forth in Section 7.2(b)(1).

c. If the Export Water is sold other than on a Delivered Basis or an Entitlement Basis, then each contract for the sale or other disposition of a specific interest in the Export Water shall be delivered to the Land Board for its review together with a written statement setting forth the Royalty Base believed to apply to each such transaction (the "Proposed Royalty Base"). The Land Board shall have forty-five (45) days to either approve the Proposed Royalty Base or make its own determination of the Royalty Base. If the Land Board does not make such determination within forty-five (45) days after receipt of the Proposed Royalty Base, the Proposed Royalty Base shall conclusively be deemed to have been accepted. In the event of a dispute in the determination of the Royalty Base under this Section 7.2(d)(3), the matter shall be determined by arbitration pursuant to
Section 15.16 of this Agreement. The arbitrator shall be required to determine a Royalty Base for a sale or other disposition under this Section 7.2(d)(3) which results in a royalty no higher than that for a Delivered Basis sale and no less than that for an Entitlement Basis sale.

d. Except for the sale or disposition of Export Water on a Delivered Basis, Rangeview shall cause each contract for the sale or other disposition of Export Water by the Export Water Contractor to include a requirement that the first Export Water Purchaser pay as additional consideration ("Additional Consideration") at least five percent (5%) of such Export Water Purchaser's Retail Sales Price at the time the Export Water is delivered to a third person (regardless of whether such person is a retail end user). Rangeview shall cause the Export Water Contractor to pay directly to the Land Board an amount equal to the greater of (i) five percent (5%) of such Export Water Purchaser's Retail Sales Price or (ii) fifty percent (50%) of such Additional Consideration received by the Export Water Contractor.

As an example, if the Export Water Contractor sells the Export Water on an Entitlement Basis for Two Thousand Dollars
($2,000.00) per acre/foot, plus twelve percent (12%) of the Export Water Purchaser's Retail Sales Price, the Land Board royalty shall be calculated as follows: the Land Board shall receive Two Hundred Fifty Dollars ($250.00) per acre/foot (ten percent (10%) of the sum of Two Thousand Dollars ($2,000.00) plus Five Hundred Dollars ($500.00) for each acre foot) plus fifty percent (50%) of the twelve percent (12%) of the Retail Sales Price when the Export Water is delivered to a third person. If the Retail Sales Price to retail end users totals $2.00 per 1,000 gallons, then the Land Board shall receive $.12 for each 1,000 gallons delivered to a third person even if such third person uses such water for an augmentation plan or other non-retail use.

5. Subsequent to the anniversary date of this Agreement in the year 2081, any ongoing Gross Revenues from the sale of Export
Water shall belong to and be paid to the Land Board.

(3)       Royalties for On-site Use.

1. Initial Royalty. For sales or other dispositions of Non-Export Water for use on the Lowry Range, Rangeview will pay to the Land Board a royalty of twelve percent (12%) of the Gross Revenues related to the sale or other disposition of the Non-Export Water (including any reuse or successive use) to Water Users.

2.          Royalty  at  Build-Out.   At  such  time  as  metered
production  in  any  calendar year of  Non-Export  Water  reaches
13,000 acre feet (including any re-use of water), or, alternatively, at such time as a total of 10,000 surface acres on the Lowry Range has been (i) rezoned to a use other than agricultural, (ii) finally platted, and (iii) water tap agreements have been entered into with respect to all improvements to be constructed on such acreage, then the Land Board may elect to receive, at its option, in lieu of the royalty provided in Section 7.3(a), an amount equal to fifty percent (50%) of the collective net profits derived by Rangeview and the Service Provider from the sale of Non-Export Water to Water Users. Net Profits shall be defined as the Gross Revenues received from Water Users less (i) the currently amortized portion of applicable capital costs (assuming for purposes of this calculation that such costs are to be amortized over the estimated useful lives of the assets involved) incurred with respect to the Non-Export Water delivery system; and (ii) all Operating Expenses whether incurred by Rangeview or its Service Provider.

(4)       Recharge Royalty.

1. Export Water. If additional water acquired by the Export Water Purchaser is stored pursuant to Section 6.2(a) in surface reservoirs or in aquifers beneath the surface of the Lowry Range, Rangeview shall pay or cause to be paid to the Land Board a royalty equal to ten percent (10%) (for sales or dispositions to public entities) or twelve percent (12%) (for sales or dispositions to all others) of the Export Water Purchaser's Retail Sales Price at the time of the sale or other disposition of such stored or recharged water (regardless of whether such sale or other disposition is to a retail purchaser).

2. Non-Export Water. If additional water acquired by Rangeview or its Service Provider is stored pursuant to Section 6.2(a) in surface reservoirs or in aquifers beneath the surface of the Lowry Range for sale or other disposition to Water Users, Rangeview shall pay or cause to be paid to the Land Board a royalty equal to ten percent (10%) (for sales or dispositions to public entities) or twelve percent (12%) (for sales or dispositions to all others) of the Retail Sales Price received by Rangeview or its Service Provider from the sale or other disposition of such stored or recharged water to Water Users.

(5)        Payment  of  Royalty.  Payment of any royalty  payable
pursuant to this Agreement shall be deemed earned in proportionate part as Gross Revenues derived from the subject transaction are received. In the case of an installment sale, the royalty shall be deemed earned upon receipt of each installment payment. The royalty on Export Water sold by the Export Water Contractor shall be deemed earned as actual payments are made by the purchaser of the Export Water or when the Export Water is delivered Off-Site whichever shall first occur. Royalties earned in any calendar year quarter shall be paid to the Land Board within thirty (30) days after the end of the quarter in which earned. Unpaid royalties shall accrue interest at the rate of two percent (2%) per month from the date due.

(6)       Reporting.

1. Rangeview shall report to the Land Board the quantity of Water Rights (including any recharged or stored water pursuant to Section 6.2(a)) delivered, the exact amount of Gross Revenues or, if applicable, Retail Sales Price relating to the sale or other disposition of Water Rights, and the entity to whom the Water Rights were delivered. The report shall be due within thirty (30) days after the end of each calendar year, until such time as production of Export and/or Non-Export Water reaches 500 acre feet in a calendar year, and thereafter on or before the thirtieth (30th) day following the end of each calendar quarter during the term of this Agreement.

2. Rangeview shall, or shall cause its Service Provider and/or the Export Water Contractor to, prepare and keep full, complete, and proper books, records and accounts of all Water Rights (including any recharged or stored water pursuant to
Section 6.2(a)) sales or dispositions and shall document such transactions as may be required by law. Said books, records, and accounts of Rangeview, its Service Provider, and/or the Export Water Contractor shall be open at all reasonable times, upon ten
(10) days' prior written notice, to the inspection of the Land Board and its representatives who may, at the Land Board's expense, copy or extract all or a portion of said books, records, and accounts for a period of up to five (5) years after the date such books, records and accounts are made. The Land Board's right to inspect shall not prejudice the Land Board's right to collect payments due pursuant to this Agreement. The Land Board may, upon no less than fourteen (14) days' prior written notice to Rangeview, its Service Provider, and/or the Export Water Contractor, cause a partial or complete audit of the entire records and operations of Rangeview, its Service Provider, and/or the Export Water Contractor for a five (5) year period preceding the date of the audit relating to the Lowry Range and water use pursuant to this Agreement to be made at the Land Board's expense by an auditor selected by the Land Board. Within fourteen (14) days following the Land Board's notice, Rangeview, its Service Provider, and/or the Export Water Contractor shall make available to the Land Board's auditor the books and records the auditor reasonably deems necessary or desirable for the purpose of making the audit. Any deficiency in the payment of royalties determined upon such inspection or audit shall be immediately due and payable by Rangeview, and by the inspected or audited party if other than Rangeview, together with interest thereon at the rate of two percent (2%) per month from the date or dates such amounts should have been paid. If such deficiency is in excess of two percent (2%) of the royalty previously paid, then Rangeview shall pay or cause the audited party if other than Rangeview to pay to the Land Board the actual cost of the audit at the time the deficiency is paid.

8.            Development of Infrastructure
              and Water Service on the Lowry Range

(1) Rangeview Shall Serve. Subject to the requirement that customers pay any appropriate fees and charges and comply with reasonable policies, rules and regulations which may govern the activities of Rangeview acting in its capacity as the provider of water service to the Lowry Range, Rangeview shall, consistent with the terms of this Agreement, and consistent with the obligations of the Service Provider as set forth in Article 9 below, provide water service during the term of this Agreement to all Water Users. All such service, whether actually provided by Rangeview, or some other entity as may be approved by the Land Board, shall remain the primary obligation and responsibility of Rangeview, and shall be provided in a commercially reasonable time and manner consistent with prudent water service practice in Colorado.

(2) Water Fees and Rates. Tap fees, usage charges, and service charges to Water Users on the Lowry Range for Non-Export Water shall not exceed the average of those similar charges then imposed by the Town of Castle Rock, East Cherry Creek Valley Water and Sanitation District, and Parker Water and Sanitation District, or their respective successors.

(3) Substitution of Facilities. All contracts for the sale of Export Water shall allow Rangeview or the Service Provider, or the Land Board (upon the expiration or termination of this Agreement), as applicable, at its option, to utilize a portion (equal to the ratio of Export Water to Non-Export Water based on the acre feet decreed in the now existing water court decrees, said ratio being hereinafter referred to as the "Water Interest Ratio") of the capacity of the ground water wells which are used to produce the Export Water, under the following conditions:

1. Rangeview, the Service Provider or the Land Board, as applicable, must provide substitute well capacity (the "Substitute Facilities") of equivalent quantity and, to the extent practicable, water quality as the well capacity utilized by the Export Water Purchaser under this Section 8.3.

2.          Subject   to  further  substitution,  the  Substitute
Facilities  will be dedicated to the benefit of the Export  Water
user.   Title to the Substitute Facilities shall be held  in  the
same manner as title to the facilities which they replace.

           The  construction  and  operation  of  the  Substitute
Facilities are intended to enable Rangeview, the Service Provider or the Land Board, as applicable, to incrementally expand the

3. delivery system for the Export Water to provide service to those areas of the Lowry Range on which the Export Water delivery system has already been developed.

4. The intent of this Section 8.3 is to allow Rangeview, the Service Provider or the Land Board, as applicable, the use of that portion of the Export Water delivery system, utilizing the excess capacity as discussed in Section 8.4, to provide water service to the Lowry Range. The further intent of this
Section 8.3 is to ensure that facilities initially constructed to serve Export Water will, as necessary, be available for service to the Lowry Range if Substitute Facilities are constructed and dedicated to the Export Water user as outlined in Sections 8.3(a) and (b). The Export Water user will have the same opportunity to substitute facilities from the Non-Export Water delivery system for the Export Water delivery system so that the well field is developed in a manner reasonably consistent with the master plan attached hereto as Exhibit D. The well field and Export Water and Non-Export Water delivery systems, when fully completed, shall have been developed in a manner such that each of
Rangeview, the Service Provider, or the Land Board, as applicable, on the one hand, and the Export Water Purchaser(s), on the other, shall bear the economic burden of developing their proportionate part of the total infrastructure based on the ratio of Water Rights used on the Lowry Range and outside the Lowry Range.

5. In the event a dispute arises concerning substitution of facilities pursuant to this Section, the dispute shall be resolved by arbitration pursuant to Section 15.16 of this Agreement.

(4)        Right to Use Transmission Lines; Infrastructure.   All
contracts for the sale of Export Water will provide for construction of excess capacity in Export Water transmission lines only within the Lowry Range, so as to accommodate the transmission of water for on-site use within that portion of the Lowry Range which may be served by those lines. The Service Provider, Rangeview, or the Land Board, as applicable, shall have access to and the right to use a portion of the capacity of any and all Export Water transmission lines on the premises to the extent set forth in Exhibit E attached hereto. The well field and delivery system built for delivery of Export Water must be built in a commercially reasonable manner using accepted engineering practices considering the requirements of Section 8.3 and 8.4 related to the development of infrastructure for water service on the Lowry Range. The costs of constructing
(1) infrastructure to deliver Export Water; and (2) the excess pipeline capacity required by this Section will not be paid, directly or indirectly, by Rangeview, the Land Board, or Water Users (except to the extent such facilities are substituted for on-site service, in which case Water Users will indirectly bear costs through rates and charges and Rangeview may incur administrative and maintenance expenses with respect thereto). Ownership of the excess capacity needed for on-site use will be transferred to Rangeview, the Service Provider, or the Land Board, as applicable, at such time as such capacity is utilized, under agreements which provide for the payment by Rangeview, the Service Provider, or the Land Board, as applicable, of a proportionate share of operation, maintenance and replacement costs.

(5) Title to Equipment and Improvements. Rangeview acknowl edges and shall cause its Service Provider to acknowledge that equipment and improvements placed on the Lowry Range are subject to the provisions of this Agreement. Rangeview shall pay or cause its Service Provider to pay all taxes, fees, assessments or other charges, if any, which may be assessed upon or become due with respect to, the equipment and improvements during the term of this Agreement. On the Effective Date, this Agreement shall be recorded with the Clerk and Recorder for Arapahoe County.

(6) Future Leases. The Parties acknowledge that the Lowry Range is tax exempt as long as it is owned by the Land Board or another tax exempt entity and that the operation of Rangeview is based upon a revenue and not a tax base. The provisions of any leases or contracts for exchanges, sales or other dispositions pertaining to any interest in the surface of the Lowry Range shall not restrict the ability of Rangeview to sell water to, and receive revenue from, Water Users. Unless expressly authorized in writing by the Land Board or unless otherwise required by law, Rangeview will not impose taxes, assessments or other charges of any kind on Water Users in connection with the provision of, or cost to deliver, Non-Export Water to such Water Users except as contemplated by Section 8.2; provided that Rangeview may assess amounts it is required to pay in lieu of taxes pursuant to
 36 1-120.5(5), 15 C.R.S. (1990 Rplc.).

(7) Rangeview District Boundaries. Subject to complying with reasonable policies, rules and regulations which may govern the activities of Rangeview, and to the extent permitted by law, upon petition for inclusion by a landowner within the Lowry Range qualified under Title 32 or other appropriate action thereafter, Rangeview shall cooperate and, with due diligence proceed to take action pursuant to law, to include such area as may be designated by such petition or other action within Rangeview's district boundaries.

(8) Development of Lowry Range. Rangeview shall have no obligation to promote development of the Lowry Range, other than its obligation under this Agreement to provide water service and associated infrastructure as a prudent water provider to meet all reasonable Water User demands, if and when a demand may arise. The nature, timing, financing, and approval of development of any land uses shall be the sole responsibility of the Land Board. The Land Board makes no representation as to if, when, and how the land development, if any, on the Lowry Range will occur, or as to the density of any such development.

(9) Reserves. Rangeview shall establish and maintain a maintenance and operating reserve for providing Non-Export Water to Water Users in accordance with Section 8.1. The amount of such reserve shall be at least equal to thirty-three and one-third per cent (33-1/3%) of the Operating Expenses budgeted by Rangeview and, if applicable, its Service Provider, for the then current calendar year. In establishing such reserve initially and in increasing the amount of such reserve as a result of an increase in budgeted Operating Expenses or an expenditure which diminishes the reserve below the required amount, Rangeview shall allocate any available funds not budgeted to other proper and necessary functions of Rangeview toward building such reserve. Such reserve funds shall be continuously maintained and may be utilized by Rangeview solely for paying lawful obligations relating to the provision of Non-Export Water to Water Users as required by Section 8.1.

9.                                 Service Provider Contract

(1) Service Provider for Rangeview. As of the Effective Date, at its option Rangeview may enter into a contract pursuant to which a Service Provider will provide the service of delivering Non-Export Water to the current and future Water Users pursuant to and consistent with the terms of this Agreement. Rangeview shall not enter into any Service Provider contract except as contemplated by the Settlement Agreement without the express written consent of the Land Board. All Service Provider contracts shall be in the form of Exhibit B only with such changes as may be approved in writing by the Land Board. If Rangeview chooses to contract with a Service Provider to provide Non-Export Water services on the Lowry Range, Rangeview shall cause such Service Provider to comply with all obligations of Rangeview under this Agreement relating to Non-Export Water services on the Lowry Range. Rangeview agrees (and will cause any other Service Provider to agree) that:

1. The Service Provider contract cannot be assigned or transferred without the express written consent of the Land Board, which consent may be withheld by the Land Board in its sole discretion. The Service Provider contract cannot be amended without the express written consent of the Land Board, which consent shall not be unreasonably withheld.

2.         Any  breach by the Service Provider of its obligations
under   its  Service  Provider  contract  with  Rangeview   shall
constitute a breach of this Agreement by Rangeview subject to Rangeview's right to cure such breach or default.

3. Ten (10) days prior to the execution of any construc tion or financing contracts by Rangeview or the Service Provider in excess of Five Hundred Thousand Dollars ($500,000) related to the provision of Non-Export Water Service to Water Users (including contracts for the disposal of effluent, sewage or sewerage as permitted under Section 6.3 of this Agreement), Rangeview shall provide or cause the Service Provider to provide the Land Board with courtesy copies of such contracts (drafts being acceptable if finals are not yet available).

4. Water service on the Lowry Range shall be provided as needed in a commercially reasonable time and manner consistent with prudent water service practice in Colorado if and when development of the surface of the Lowry Range may occur.

5. If there is an approved Service Provider, all financing for infrastructure for delivery of Water Rights and all costs of operation, maintenance, debt service and repair to provide water service to Water Users will be provided without cost to Rangeview, the Land Board or any Water User on the Lowry Range, except to the extent paid for with the water fees and rates described in Section 8.2, and Rangeview shall not issue bonds to finance such infrastructure or service.

6. Re-use and successive use of Non-Export Water, if any, shall be done in a commercially reasonable manner consistent with prudent water provider practice in Colorado.

7. Except for the disposal of effluent, sewage or sewerage Off-Site as provided in Section 6.3 of the Agreement, none of the Non-Export Water, including all re-use and successive uses of such water, shall be used, sold, transferred, or otherwise disposed of outside the Lowry Range without the express written consent of the Land Board.

8. If the Service Provider decides not to provide or not to continue providing service to Water Users on the Lowry Range during the term of this Agreement, then Rangeview shall require the Service Provider to give one (1) year's prior written notice to Rangeview which written notice shall be transmitted by Rangeview to the Land Board. During such one-year period, the Service Provider shall continue to provide service in accordance with the terms of the Service Agreement, unless Land Board and Rangeview require the Service Provider to discontinue providing services prior to the expiration of such one-year period.

9. Rangeview and its Service Provider shall, at all times, act in a commercially reasonable manner consistent with prudent water provider practice in Colorado.

10. If and to the extent at any time monies are not available to Rangeview to fund the reserve which Rangeview is required to maintain pursuant to Section 8.9 or if monies in such reserve are withdrawn such that the amount of the reserve drops below the amount which Rangeview is required to maintain and such reserve cannot reasonably be expected to be reestablished from anticipated income to Rangeview within one year, then Rangeview shall promptly notify the Service Provider of such fact and the Service Provider shall within thirty (30) days deliver funds to Rangeview sufficient to replenish the reserve fund to its required level. Notwithstanding the fact that the reserve can reasonably be expected to be reestablished within one year, the Service Provider shall be required to deliver funds to Rangeview sufficient to replenish the reserve fund to its required level at the time the Service Provider discontinues service.

10.                East Cherry Creek Valley
                 Water and Sanitation District

(1) Terms and Revenue. The terms of the East Cherry Creek Agreement are not altered or affected by this Agreement, nor is its duration extended. All revenue paid by ECCV pursuant to the East Cherry Creek Agreement subsequent to the Effective Date of this Agreement shall be paid as follows: fifty percent (50%) to be paid by Rangeview directly to the Land Board (unless ECCV agrees to pay such fifty percent (50%) directly to the Land Board) and fifty percent (50%) to be paid by ECCV directly to Rangeview. Rangeview further agrees that within ten (10) days following the Effective Date, Rangeview shall pay the Land Board ten percent (10%) of all revenues paid by ECCV for January and February 1995 and fifty percent (50%) of all revenues paid by ECCV to Rangeview for the period from March 1, 1995 through the Effective Date. No additional royalty with respect to the revenue derived from the East Cherry Creek Agreement shall be payable to the Land Board.

(2) Title Reversion. Upon the expiration or termination of the East Cherry Creek Agreement, for whatever reason, all interests in the water, infrastructure, and leased premises related thereto, to the extent provided for in the East Cherry Creek Agreement, shall automatically and without further act of the Parties or anyone else revert to the Land Board free and clear of this Agreement. Failure of Rangeview to contest the expiration or termination of the East Cherry Creek Agreement, which the Land Board contends expires in 2032, shall not be a default under this Agreement. The Land Board agrees not to take any action inconsistent with the Land Board's rights, duties, and obligations of this Agreement which would cause Rangeview to be in default or otherwise result in liability to Rangeview under the East Cherry Creek Agreement. Nothing in the preceding sentence shall prevent the Land Board or Rangeview from taking any actions they are permitted to take by law with respect to ECCV.

11.                                Rights-of-Way

(1) Master Plan. The Parties agree to a master plan of rights-of-way, which plan is attached to this Agreement as Exhibit D. To the extent not already granted, the rights-of-way described on Exhibit D shall be granted by Land Board to Rangeview within sixty (60) days of Rangeview's complete application with Land Board for specific rights-of-way, provided that the requested rights-of-way are necessary for construction of facilities within a reasonable time after the rights-of-way are to be granted. The grant shall be made in accordance with the form attached as Exhibit F, which form may be amended to comply with applicable statutes, regulations and Land Board policy directives from time to time. Said master plan may be amended by Land Board for the convenience of the Parties, provided that any such amendment shall not materially adversely affect the rights and privileges of any Party. The total acres of rights-of-way shall not be reduced and the Land Board may relocate rights-of-way, whether planned or in use, for the commercially reasonable development of the Lowry Range. If the Land Board relocates rights-of-way which are in use by Rangeview, its Service Provider, or the Export Water Purchaser (or which any such entity has expended funds to develop for use), then the Land Board must pay the affected entities' costs associated with relocating such rights-of-way.

(2) Fee for Right-of-Way. Rangeview shall pay Land Board an amount equal to Fifty Dollars ($50.00) per acre of the surface land utilized at the time of granting a right-of-way, which, commencing with the Effective Date of this Agreement, shall be increased every five (5) years proportionally to the five (5) year increase in the Index. In no case shall the rights-of-way fee be reduced. Land Board shall include a description of the master plan of rights-of-way in subsequent leases, sales or other dispositions pertaining to the Lowry Range and shall, subject to the amendment provisions set forth in Section 11.1, be bound by such master plan in all subsequent leases, sales or other dispositions.

(3) License to Service Provider. To the extent necessary to implement the intent of Article 11, Rangeview may grant to its Service Provider and/or the Export Water Purchaser a license to use the rights-of-way granted by the Land Board to Rangeview for the purposes contemplated by this Agreement. Such licenses shall be in the forms attached hereto as Exhibits G and H, respectively.

12.                                Bonding Requirements

(1) Bond. No operations are to be commenced on the Lowry Range until Rangeview, its Service Provider, the Export Water Purchaser or their agents have filed good and sufficient bonds with Land Board consistent with the requirements of C.R.S. 38-26-106 and 36-1-129 in an amount fixed by Land Board, to secure the payment for damages, losses or expenses caused by Rangeview, its Service Provider, the Export Water Purchaser or their agents as a result of operations on or under the Lowry Range. Land Board may waive the bonding requirements, in its discretion, and may require that the bond be maintained in full force and effect for one (1) year after cessation of the operations for which the bond was intended.

(2) Bond of Contractors. Bonds provided by contractors for construction activities to Rangeview, its Service Provider, or the Export Water Purchaser may list Land Board as a coinsured. As long as such bonds otherwise comply with Section 12.1 above and list Land Board as coinsured, the contractors shall not be required to obtain any other bonds for the Land Board. Contracts entered into by Rangeview, its Service Provider or the Export Water Purchaser which constitute public works shall comply with
 24-91-103, 103.5 and 103.6, 10B C.R.S. (1988 Rplc.).


13.                                Default and Remedies

(1)          Events  of  Default.   The  following  events  shall
hereinafter be referred to as "Events of Default":

1.          Rangeview  shall  default in  the  due  and  punctual
payment   of  royalties,  rents  or  any  other  amounts  payable
hereunder, and such default shall continue for ten (10) business days after the applicable due date;

2. This Agreement shall be transferred to or shall pass to or devolve upon any other person or party except as expressly permitted by this Agreement;

3. This Agreement or the Non-Export Water or any part thereof shall be taken upon execution or by other process of law directed against Rangeview, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Rangeview, and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof;

4. Rangeview shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bank ruptcy laws of the United States or under any insolvency act of any state, or shall be dissolved or shall make an assignment for the benefit of creditors;

5. Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Rangeview shall be instituted against Rangeview, or a receiver or trustee shall be appointed for all or substantially all of the property of Rangeview, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

6. If either party shall fail to perform any material term, covenant or condition herein contained and such failure shall continue and not be cured for a period of thirty (30) days after written notice specifically setting forth the nature of the default has been given by the non-defaulting party to the defaulting party, or if more than thirty (30) days is reasonably required to cure such matter complained of, if the defaulting party shall fail to commence to correct the same within said thirty (30) day period and shall thereafter fail to prosecute the same to completion with reasonable diligence. For purposes of this subparagraph (f), if Rangeview has a Service Provider and such Service Provider shall breach any of its obligations to Rangeview, or if the Export Water Contractor shall breach any of its obligations to Rangeview, or if the Export Water Purchaser shall breach any of its obligations to Rangeview or the Export Water Contractor, and such acts or omissions also constitute or result in the failure to perform a material obligation for which Rangeview has responsibility hereunder, then the same shall constitute a material failure of performance by Rangeview. Further in such event, the thirty (30) day period provided in the first sentence of such subparagraph (f) shall be extended up to a maximum of sixty (60) days if Rangeview first attempts to require its Service Provider, the Export Water Contractor, or the Export Water Purchaser, as applicable, to cure during any applicable cure period provided in the agreements applicable to the defaulting party, so that if in such case the Service Provider, the Export Water Contractor, or the Export Water Purchaser, as
applicable,  fails  to  cure,  Rangeview  itself  shall  have  an additional  thirty  (30) days to cure such  material  failure  of performance. Thus, for example, if such a material failure of performance results from an act or omission of Rangeview's Service Provider, the Land Board may immediately give Rangeview notice regarding the same and thereby commence the running of Rangeview's cure period. That period would be thirty (30) days, unless Rangeview in turn gives notice to its Service Provider and commences an applicable cure period under the Service Provider Agreement, in which case if the Service Provider fails to cure, Rangeview would have an additional thirty (30) days to cure; provided that no more than a total of sixty (60) days shall be allowed for such cure period (subject to any reasonably required extension as provided in the first sentence of this paragraph
(f)).

(2) Remedies. If any one or more Events of Default shall occur and not be cured within any applicable cure period, then:

1. If Rangeview is the defaulting party, Land Board, without prejudice to any other remedies that it may have, may give written notice of its intention to terminate this Agreement on the date of such notice or on any later date specified in such notice, and, on the date specified in such notice, Rangeview's right to possession of the premises will cease and this Agreement will be terminated (except as to Rangeview's liability set forth in this Section 13.2) as if the expiration of the term fixed in such notice were the end of the term of this Agreement. In connection with such termination, Land Board with notice may re-enter and take possession of the leased premises or any part thereof (subject to any existing licenses related to delivery of Export Water) and repossess the same as the Land Board's former estate, and expel Rangeview from the premises and those claiming through or under Rangeview except with respect to the Export Water, and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any other remedies. In the event of such termination, Rangeview and its Service Provider shall surrender and peacefully deliver to the Land Board the above-described land and the Non-Export Water, and such land as was in Rangeview's possession or control shall be returned to the Land Board in good condition (subject to any existing licenses related to the delivery of Export Water), and the Land Board shall be entitled to the return of all Non-Export Water, plus the title to all infrastructure built to divert or withdraw and deliver Non-Export Water and any other interest in shared facilities for use with the Non-Export Water, plus the revenue stream associated with such Non-Export Water and the East Cherry Creek Agreement, and the reserves required to be maintained by Rangeview pursuant to Section 8.9. Upon such termination, if Rangeview shall remain in possession of any part of the Lowry Range (subject to any existing licenses related to delivery of Export Water) or Non-Export Water, Rangeview shall be guilty of an unlawful detainer and shall be subject to eviction or removal, forcibly or otherwise, to the extent provided by law.

2. In the Event of Default by either party, the non-defaulting party shall be entitled to any and all damages proximately caused by the default or breach and its costs and reasonable attorney fees from the defaulting party. In addition, Rangeview shall be entitled to specifically enforce performance by the Land Board of the Land Board's obligations under this Agreement.

(3) No Waiver. No failure by Rangeview or the Land Board, to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of any amount payable during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition hereof to be performed or complied with by Rangeview or the Land Board, as the case may be. No breach thereof shall be waived, altered, or modified except by written instrument executed by the Land Board, or Rangeview, as the case may be. No waiver of any breach shall affect or alter this Agreement, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. Notwithstanding any termination of this Agreement, the same shall continue in force and effect as to any provisions hereof which require observance or performance of Rangeview or Land Board subsequent to termination.

(4)          Land  Board's  Right  to  Cure  Rangeview's  Breach.
The Land Board may, but shall not be obligated to, cure any default by Rangeview, specifically including, but not by way of limitation, Rangeview's failure to pay any tax due hereunder, obtain insurance, make repairs, or satisfy lien claims, after providing reasonable notice to Rangeview, and whenever the Land Board so elects, all costs and expenses paid by the Land Board in curing such default, including, without limitation, reasonable attorneys' fees, shall be so much additional rent due ten (10) days after such payment together with interest at the rate of two percent (2%) per month from the date of advancement to the date of repayment by Rangeview to the Land Board.


14.                                Improvements

(1) Transfer of Improvements. In the event this Agreement is terminated by forfeiture, surrender, or election upon default or breach, and no later than the expiration of this Agreement, title to all improvements and equipment and related permits and licenses and all rights-of-way on the Lowry Range exclusively for delivering Non-Export Water and interests in shared facilities used for delivery of Non-Export Water shall automatically, without the necessity of any further action by the Parties or anyone else, revert and be transferred to the Land Board as of the date of such forfeiture, surrender, election, upon default or breach, or as of the expiration of the Agreement. Such automatic reversion and transfer shall be conclusively evidenced of record by the Land Board's filing with the Clerk and Recorder for Arapahoe County a certificate stating the fact of such reversion and transfer. Title to improvements and rights-of-way on the Lowry Range for the sale of the use of Export Water including, without limitation, the East Cherry Creek Agreement, shall not be affected by termination of this Agreement.

(2) Abandonment of Export Water Facilities. Once the Export Water Purchaser withdraws the entire portion of the Export Water purchased plus the entire amount of water recharged by the Export Water Purchaser and such purchaser has failed to recharge any portion of the aquifer for a period of ten (10) years, the Land Board shall have the right to notify the Export Water Purchaser in writing of its intention to declare the rights-of-way, improvements and equipment on the Lowry Range owned or licensed by such Export Water Purchaser as abandoned. The Export Water Purchaser shall have three (3) months from receipt of such notice to remove any improvements and equipment which can be removed without damaging the Lowry Range or any shared facilities. At the end of such three (3) month period, title to any improvements and equipment then remaining and all rights-of-way shall automatically, without necessity of any further action by the Export Water Purchaser or anyone else, revert and be transferred to the Land Board as of such date. Such automatic reversion and transfer shall be conclusively evidenced of record by the Land Board's filing with the Clerk and Recorder for Arapahoe County a certificate stating the fact of such reversion and transfer. In the event of a dispute regarding this
Section 14.2, the matter shall be determined by arbitration pursuant to Section 15.16 of this Agreement.

15.                                General Provisions

(1) Assignment by Rangeview. Rangeview may assign its interest in this Agreement, but only upon terms expressly approved in writing by the Land Board in its sole discretion. Any attempted assignment in contravention of this section shall be null and void.

(2) Work Requirements. To the extent work is performed on the Lowry Range directly by (i) Rangeview or its Service Provider
(ii) independent contractors of Rangeview or its Service Provider or (iii) a permitted assignee (in which case any reference to Rangeview shall be deemed to be a reference to the assignee where appropriate), the following shall apply:

1. Indemnity. Rangeview and its Service Provider shall jointly and severally indemnify and hold harmless the Land Board against and from all liabilities, claims and demands, settlement or litigation expenses and related attorneys' fees (hereafter "Indemnified Items") for personal injury or property damage arising out of, or caused by, any act or omission of Rangeview, its Service Provider, or their contractors, agents or employees.

2. Insurance. Rangeview shall at all times carry insurance in the amounts and for the liabilities required by
  24-10-114, 10A C.R.S. (1988 Repl.), as amended, which insurance shall name the Land Board as an additional insured. Rangeview shall require its Service Provider at all times to carry insurance in amounts and with carriers reasonably acceptable to the Land Board for worker's compensation coverage in accordance with Colorado law, and for public liability insurance covering death and bodily injury with limits of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00) for one person, and Five Million Dollars ($5,000,000.00) for any one accident or disaster, and property damage coverage with limits of not less than Five Hundred Thousand Dollars ($500,000.00), which insurance shall name the Land Board as an additional insured. The Land Board reserves the right to reasonably increase the limits of insurance required of the Service Provider as the Land Board may deem appropriate from time to time; provided that, if Rangeview or the Service Provider disputes the reasonableness of such increase, the matter shall be submitted to arbitration as provided in Section 15.16.

3. Liens. Except with respect to liens or encumbrances expressly permitted hereunder, Rangeview and its Service Provider shall jointly and severally indemnify and hold the Land Board harmless from and against all Indemnified Items relating to liens or claims of right to enforce liens arising from actions of Rangeview or its Service Provider, their contractors and agents. Rangeview and its Service Provider shall promptly cause any such lien to be removed notwithstanding the fact that Rangeview may believe that there is a valid defense to any such claim. Rangeview and its Service Provider shall retain the right to pursue any claims against the claimant after any such lien is removed.

4. Permits and Licenses. Rangeview and its Service Provider shall, at their own expense, apply for and obtain all necessary building, occupancy, well and other permits and licenses which may be required by any governmental entity which has jurisdiction over the operations to be performed pursuant to this Agreement. Copies of all such permits and licenses shall be provided to the Land Board.

5. Taxes. Rangeview and its Service Provider shall be jointly and severally responsible for and shall pay all taxes, fees and assessments, including payments pursuant to 36-1-120.5(5), 15 C.R.S. (1990 Rplc.), if any, in connection with the work, improvements, facilities or the materials to be utilized in accomplishing the activities of Rangeview or its Service Provider pursuant to this Agreement.

(3) Third Party Beneficiaries. Except as otherwise contem plated by the provisions of this Agreement, it is not the intent of the Parties, nor shall it be the effect of this Agreement, to vest rights of any nature or form in individuals or entities not executing this Agreement.

(4) Notice. All notices required by this Agreement shall be in writing and shall be delivered to the person to whom the notice is directed, either in person, by courier service or by United States mail as a certified item, return receipt requested, addressed to the address stated below. Notices delivered in person or by courier service shall be deemed given when delivered to the person to whom the notice is directed. Notices delivered by mail shall be deemed given on the date of delivery as indicated on the return receipt. The Parties may change the stated address by giving ten (10) days' written notice of such change pursuant to this section.

     RANGEVIEW METROPOLITAN DISTRICT:

     Rangeview Metropolitan District
     141 Union Boulevard, Suite 150
     Lakewood, Colorado 80228

     With a copy to:

     Pure Cycle Corporation
     5650 York Street
     Commerce City, Colorado 80022
     Attn:  President

     STATE BOARD OF LAND COMMISSIONERS:

     Board of Land Commissioners
     Attention:  President
     620 Centennial Building
     1313 Sherman Street
     Denver, Colorado 80203

     With a copy to:

     Office of Attorney General
     Attn:  State Land Board Attorney
     1525 Sherman Street, Fifth Floor
     Denver, Colorado  80203

(5) Construction. Where required for proper interpretation, words in the singular shall include the plural, and the masculine gender shall include the neuter and the feminine, and vice versa, as is appropriate. The article and section headings are for convenience and are not a substantive portion of this Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado. It shall be construed as if it were equally drafted in all aspects by all Parties.

(6) Entire Agreement. This Agreement, including the items attached in accordance with the provisions of this Agreement and Service Provider Agreement and the Settlement Agreement and Mutual Release of even date herewith, constitute the entire agreement among the Parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings of the Parties as to the subject matter of this Agreement. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the Parties or shall change or restrict the provisions of this Agreement.

(7)          Authority.   Each  of  the  Parties  represents  and
warrants that it has all requisite power, corporate and otherwise, to execute, deliver and perform its obligations pursuant to this Agreement, that the execution, delivery and performance of this Agreement and the documents to be executed and delivered pursuant to this Agreement have been duly authorized by it, and that upon execution and delivery, this Agreement and all documents to be executed and delivered pursuant to this Agreement will constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms.

(8) Copies. Numerous copies of this Agreement have been executed by the Parties. Each such executed copy shall have the full force and effect of an original, executed Agreement.

(9) Amendment. This Agreement shall not be amended except by a writing executed by all Parties.

(10) Compliance with Law. Rangeview and the Land Board covenant and agree that during the continuance of this Agreement, they shall comply fully with all provisions, terms, and conditions of all laws whether state or federal, and orders issued thereunder, which may be in effect during the continuance hereof, which in any manner affect their operations and the Lowry Range and the Water Rights which are the subject of this Agreement.

(11)          Binding  Effect.   The  benefits  and   terms   and
obligations of this Agreement shall extend to and be binding upon the successors or permitted assigns of the respective Parties hereto.

(12) Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the Parties hereto that the remainder of this Agreement shall not be affected thereby. It is also agreed that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(13) Optimum Long-Term Revenue. C.R.S. 36-1-118(1)(a) states that the public lands of the State of Colorado may be leased by the Land Board in such manner and to such persons as will produce an optimum long-term revenue. Article IX, Section 10 of the Colorado Constitution provides that the Land Board shall provide for the disposition of lands in such manner as will secure the maximum possible amount therefor. The Land Board determines that, under all existing facts and circumstances, this Agreement constitutes an arrangement which will produce an optimum long-term revenue and meet the requirements of C.R.S.
  36-1-118(1)(a)  and  Article IX, Section  10  of  the  Colorado
Constitution.

(14) Further Assurance. Each of the Parties hereto, at any time and from time to time, will execute and deliver such further instruments and take such further action as may reasonably be requested by the other Party hereto, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in, this Agreement and/or any other agreements or documents related thereto.

(15) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and applicable federal law.

(16) Arbitration. Any controversy or claim arising out of or relating to the computation of royalties or net profits interest under this Agreement, and all other controversies or claims which the Parties have expressly agreed herein shall be submitted to arbitration, shall be settled by arbitration administered by the American Arbitration Association in accordance with its commercial rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Rangeview and the Land Board agree that the Service Provider, the Export Water Contractor, or the Export Water Purchaser, as applicable, may participate directly in any arbitration which affects such entity's rights and/or obligations with respect to the Water Rights; provided such entity agrees to be bound by the arbitration award to the same extent as the Land Board and Rangeview.

(17) Litigation. Except as provided in Section 15.16 above, in the event of claims, disputes or other disagreements between the Parties which the Parties are not able to resolve amicably, either party may bring suit in a court of competent jurisdiction seeking resolution of the matter.

(18) Duty of Good Faith and Fair Dealing. The parties acknowledge and agree that each party has a duty of good faith and fair dealing in its performance of this Agreement. Rangeview will advise the Land Board of its and its Service Provider's activities no less than annually until such time as production of Water Rights exceeds 500 acre feet per year and thereafter, quarterly during the term of this Agreement and will respond to reasonable requests of the Land Board for additional information on Rangeview's and its Service Provider's activities affecting the Lowry Range.

(19) Force Majeure. Should either Party be unable to perform any obligation required of it under this Agreement, other than the payment of money, due to any cause beyond its control (including, but not limited to war, insurrection, riot, civil commotion, shortages, strikes, lockout, fire, earthquake, calamity, windstorm, flood, material shortages, failure of any suppliers, freight handlers, transportation vendors or like activities, or any other force majeure), then such party's performance of any such obligation shall be suspended for such period as the party is unable to perform such obligation.

     IN WITNESS WHEREOF, the Land Board has caused these presents to be executed in multiple originals by the State Board of Land Commissioners and sealed with the official seal of the Land Board. Rangeview has similarly executed this Agreement this 4th day of April, 1996.

APPROVED AS TO FORM:          STATE OF COLORADO
                              STATE BOARD OF LAND COMMISSIONERS
GALE A. NORTON
Attorney General of the
State of Colorado
                              President
STEPHEN K. ERKENBRACK
Chief Deputy Attorney
General

TIMOTHY M. TYMKOVICH
Solicitor General


_________________________
Richard A. Westfall
Special Deputy Solicitor
General

     RANGEVIEW  METROPOLITAN DISTRICT, ACTING BY AND THROUGH  ITS
     WATER ACTIVITY ENTERPRISE


     By:
     Its:


STATE OF COLORADO        )
                    )  SS.
COUNTY OF                )


     The foregoing instrument was acknowledged before me this day of April, 1996, by Maxine F. Stewart, as President of the State of Colorado, State Board of Land Commissioners.

     Witness my hand and official seal.

     My commission expires:



                              Notary Public

STATE OF COLORADO        )
          )  SS.
COUNTY OF                )


     The  foregoing  instrument was acknowledged before  me  this
     ______  day  of  April,  1996,  by                     ,  as
     , of Rangeview Metropolitan District.

     Witness my hand and official seal.

     My commission expires:



                              Notary Public

     EXHIBITS



Exhibit A      Water Previously Conveyed

Exhibit B      Service Agreement

Exhibit C      Export Water Contract

Exhibit D      Master Plan of Well Field and Rights-of-Way

Exhibit E      Pipe Sizes

Exhibit F      Right-of-Way Grant Form

Exhibit G      Service Provider Right-of-Way License

Exhibit H      Export Water Contractor Right-of Way License

Exhibit I      Guaranty


EXHIBIT A TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================


EXHIBIT A          EXISTING WATER AND OTHER USES
          Type              Lessee    Water Used      Acreage
    ------------------    ----------  ----------    -----------

1.  Grazing Lease S-       Michael-    Livestock     1,870.98
    41136                  Peterson                   Acres

2.  Grazing Lease S-       Pancost    Livestock/     10,655.44
    41250                              Domestic       Acres
3.  Grazing Lease S-       Pancost    Livestock/     10,874.80
    41251                              Domestic       Acres

4.  Missile Site Well     Rangeview     Water*      0.1 Acres
    SUP     S-300

5.  Improvements Lease     Arapahoe    Domestic    161.13 Acres
    CD S-39443             Hunt Club

6.  Unimproved Hunting     Arapahoe     Minimal      21,410.24
   Area Lease CD S-39443   Hunt Club                   Acres

7.  Model Plane           Mile High    Domestic     40 Acres
    Club Lease CD S-       RC Club
     39485

8.  Model Plane             Cross      Domestic     40 Acres
    Club Lease 0T S-       Winds RC
    39655                   Club

9.  Model Plane             Model      Domestic     40 Acres
    Club Lease 0T S-        Museum
    40047                   Flying
                             Club

10.  Military Flyover        Army        None        21,570.24
     SUP S-30             National                   Acres
                            Guard

11.  Helicopter Landing      Army        None      6.06 Acres
     SUP S-150             National
                            Guard

12.  Concrete Plant and     Owens     Commercial    14.87 Acres
                           Brothers     Exempt*
     Concrete & Asphalt    Concrete
     Recycling S-39471

13.  Sand & Gravel          Triad     For gravel     1,590.00
     Lease                 Western     mining &       Acres
     GL 264                 Corp.    augmentation
                                       of water
                                         loss*

14.  Explosives             Atlas     Commercial     2 Acres
     Magazines              Powder      Exempt      plus clear
      SUP S-132                                        zone

15.  Monitoring Wells     U.S. Dept   Monitoring   0.03 Acres
      SUP S-351               of
                           Interior
                             Geo.
                            Survey

16.  Radio Tower Site      Century    Commercial    31.49 Acres
      OT S-39670          Broadcast     Exempt
                             ing

17.  Gravel Stockpile       Cooley    Commercial    40.00 Acres
     OT S-                  Gravel      Exempt
     38542

18.  Firewood OM 3104       Ozark        None         1800.00
                           Firewood                   Acres

19.  Oil & Gas             Various       Use of      Multiple
     Exploration           Lessees       water        leases
     Leases                            incidental     covering
                                     to oil & gas     most of
                                      production       Lowry

20.  Rights-of-Way         numerous     Minimal      Listed in
                                                     SLB plat
                                                     books or
                                                      records

21.  State Patent No.      City of       None      described in
     7845 (June            Aurora                    patent
     17,1985) (Aurora
     Reservoir)

22. PLUS:  other                     90 acre feet
    incidental uses as have
    been or may be
    permitted by the Land
    Board, exclusive of
    this Agreement, which
    may result in
    cumulative consumption
    of not more than 90
    acre feet per year.


*  subject to existing Agreement with Rangeview

EXHIBIT B TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

For Exhubit B to the Lease, which consists of a Service Agreement between the Company and Rangeview Metropolitan District, see
DOCUMENT 10.2

EXHIBIT C TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

For Exhubit C to the Lease, which consists of an Agreement for the Sale of Export Water between Rangeview Metropolitan District and the Company, see DOCUMENT 10.3

EXHIBIT D TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

Exhibit D to the Lease is a Master Plan of Well Field and Rights-of-Way. It consists of a map of the Lowry Range which is approximately 24,567.21 acres, more or less, according to U.S. Government survey, in Arapahoe County, Colorado. The full legal description of the Lowry Range is set forth in Exhibit 1 to
Exhibit 10.1. The map depicts proposed rights of way, proposed well site locations, and potential reservoir sites for development of water rights on and under the surface of the Lowry Range.

EXHIBIT E TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

Exhibit E -- Right to Partial Capacity of Export Water Transmiss ion Lines


          Pursuant to Section 8.4 of the Amended and Restated Lease Agreement, the Service Provider, Rangeview, or the Land Board, as applicable, shall have the right to use the following partial capacities of any and all export water transmission lines on the premises.


     ---------------------------------------------------------------------
               ASSUMING 4 FPS FLOW VEL*; NEW SCHED 40 STEEL PIPE
     ---------------------------------------------------------------------
     Pipeline Nominal            Total Capacity            Right to Use
        Diameters              ------------------        -----------------
         (Inches)              (GPM)      (AF/yr)        (GPM)     (AF/yr)
     ----------------          -----      -------        -----     -------
           4                    159         256            79        128
           6                    353         568           195        314
           8                    627       1,009           275        442
          10                    980        1557           347        558
          12                   1411        2271           431        694
          14                   1920        3091           510        820
          16                   2508        4037           588        946
          18                   3174        5110           666       1072
          20                   3918        6308           745       1199
          24                   5642        9084          1723       2772
          30                   8816       14194          3173       5105


     ----------------------------------------------------------------------
               ASSUMING 5 FPS FLOW VEL*; NEW SCHED 40 STEEL PIPE
     ----------------------------------------------------------------------
     Pipeline Mominal           Total Capacity             Right to Use
        Diameter              -------------------        -----------------
        (Inches)              (GPM)       (AF/yr)        (GPM)     (AF/yr)
     ----------------         -----       -------        -----     -------

           4                    198           319           99         159
           6                    441           710          243         391
           8                    784          1262          343         552
          10                   1224          1969          439         707
          12                   1764          2839          539         867
          14                   2400          3864          637        1025
          16                   3135          5047          735        1183
          18                   3967          6387          833        1341
          20                   4898          7885          931        1498
          24                   7053         11355         2157        3470
          30                  11020         17742         3969        6387

The right to use the capacities described above shall be at no cost, except for a proportional share (based on actual use) of operation, maintenance and replacement costs once use of such capacity has begun.

* (the flow rates of 4 fps and 5 fps shown on this exhibit are projected but not required rates. If different flow rates are used, the capacities to which Rangeview, the Service Provider or the Land Board, as applicable, are entitled shall be adjusted proportionately).

EXHIBIT F TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

Exhibit F         RIGHT-OF-WAY      ,  BOOK


THIS  INDENTURE, made this        day of                 ,      ,
between the STATE OF COLORADO, acting by and through the STATE BOARD OF LAND COMMISSIONERS ("Land Board"), and, RANGEVIEW METROPOLITAN DISTRICT ("Rangeview") whose address is
COLORADO      :

WHEREAS,  Rangeview  was granted the Amended and  Restated  Lease
Agreement  (Lease  No.  S-37280)  ("Lease")  by  the  Land  Board
effective        , 1996 and

WHEREAS, pursuant to the Lease, Rangeview has applied to the Land Board for a right-of-way over, upon, under and across the surface of certain portions of school lands as hereinafter described, for the purpose of constructing, reconstructing, operating,
repairing,        removing        and        maintaining        a
and

WHEREAS, the Land Board has agreed to grant such right-of-way for the purpose aforesaid and none other, upon the terms and conditions set forth herein.

NOW,  THEREFORE, the Land Board, in consideration of the premises
and  the sum of                  ($          ), paid to the  Land
Board, the receipt whereof is acknowledged, and in further consideration of the terms and conditions of the Lease does grant and convey to Rangeview, its successors and assigns, a non-exclusive right-of-way for the purpose of constructing, reconstructing, operating, and maintaining (describe scope &
purpose)                                               ,    upon,
over, under and across the surface of those certain portions of school lands described as follows: [insert legal description here], (the "Premises")

 Subject to the following conditions:

1. This grant is made with the understanding that Rangeview must begin construction of these facilities described above within five years from date hereof, failing in which this grant may be subject to cancellation of the unconstructed portions at the option of the Land Board. If the Land Board extends the construction period, the Land Board may fix additional consideration based on the terms of the Lease.

2. All rights to any and all minerals, ores, and metals of any kind and character, and all coal, asphaltum, oil, gas, geothermal resources, or other substances in or under the Premises are reserved to the State of Colorado.

3. In the event the Land Board should at any time desire to occupy or use or permit the occupancy or use of the Premises which are subject to the right-of-way herein granted or any portions thereof, for any purpose with which the aforesaid facilities would interfere, including the mining, removing, or recovering of all minerals, ores, and metals of every kind and character and all coal, asphaltum, geothermal steam, and other substances, in or under said Premises, then the Land Board may require Rangeview to relocate, raise, lower, disconnect, or otherwise adjust the facilities described above at any location or locations where said facilities pass over and across the Premises after first, in each case, receiving not less than 180-days' prior written notice from the Land Board. In such event, Rangeview shall be furnished a similar right-of-way to relocate, raise, lower, disconnect or otherwise adjust said facilities The expense of said relocation, movement, or rebuilding shall be paid according to the Lease.

4.        This  grant of right-of-way is made subject to any  and
          all   leases,   easements,  rights-of-way   and   other
          interests heretofore legally granted and now in full force and effect, if any there be.

5. The Land Board reserves the right to cultivate, use, develop, occupy, and sell, lease or otherwise dispose of the Premises and to use the Premises for all purposes, including the issuance of additional rights to third parties, except as necessarily limited by the facilities described above; provided that Rangeview's rights to the Premises are not unreasonably impaired by the exercise of this right by the Land Board.

6. The Land Board reserves the right to require, at Rangeview's cost, the burial of any power lines and, to the extent reasonable, other facilities when, in the Land Board's discretion, development of the adjoining property or other circumstances warrant burial.
          Rangeview shall be given not less than (180) days written notice of such requirement.

7. This right-of-way is made for the sole and only purpose as herein set forth and no other and does not give Rangeview exclusive possession of any part of the land above described. If Rangeview or its successors, assigns or licensees shall at any time use or attempt to use the same for any other purpose whatsoever, then this right-of-way shall become void and of no effect, and any and all such rights and privileges herein granted shall revert to the Land Board, subject to any right to cure which may exist under the Lease.

8. Rangeview shall have the right to trim trees and shrubbery upon this right-of-way only if such trees and shrubbery should interfere with or endanger the proper operation, construction and maintenance of said facilities.

9. This right-of-way in itself does not grant rights, express or implied, to water. Such rights shall be and remain subject to the Lease.

10. Rangeview shall not transfer, issue licenses from, or assign this right-of-way except as permitted by the Lease. As to those licenses permitted by the Lease, Rangeview shall not charge the Licensee any additional consideration beyond the amount which Rangeview pays to the Land Board for this right-of-way. This shall not preclude Rangeview from charging administrative and legal expenses associated with issuing a license or costs associated with reviewing licensees' plans and operations with respect to the right-of-way. Any other consideration, license, transfer or assignment, either executed or attempted, transfer or assignment of this agreement or any of the rights hereby granted shall be absolutely void and, at the option of the Land Board and subject to any right to cure which may exist under the Lease, shall terminate this agreement.

11. Rangeview shall provide drainage and erosion control structures, fences, gates, cattleguards, or any other facilities reasonably necessary to protect state land.

12. Rangeview shall not unreasonably fence or obstruct free and open access to and travel upon, over and across the Premises, without written authorization of the Land
          Board.

13. Rangeview shall have such rights of ingress and egress as may be necessary for the construction, reconstruction, operation, maintenance, and removal of said facilities, but shall not leave open, or permit to be left open, any fences, bars or gates not owned by Rangeview or its licensees. All such fences, bars or gates which may be damaged or disturbed in any way shall be fully restored by Rangeview.

14. In the event that the facilities for which this right-of-way is granted are to be materially enlarged, replaced, relocated, or added to in the future, Rangeview shall advise the Land Board of such change and furnish surveys, plats, and description of the proposed change to the Land Board. Any such changes and the consideration required therefor, shall be controlled by the Lease.

15. The rights herein granted shall expire when the Lease expires, or otherwise terminates, but no later than May 1, 2081; however, any-right-of way for the "Export Water", as that term is defined in the Lease, may continue for so long as, and to the extent that, rights to Export Water extend beyond 2081. If the facilities are abandoned or discontinued all rights hereunder shall automatically terminate . Normal non-use of the approved facility or facilities constructed that is consistent with the prudent operation of a municipal water delivery system shall not constitute abandonment of the facility.

16. Except as permitted by the Lease, Rangeview may not remove its facilities or related improvements without the permission of the Land Board.

17. If this right-of-way is terminated for any cause whatsoever, Rangeview shall restore the Premises, as near as practicable, to their original condition, if requested to do so by the Land Board.

18. Rangeview agrees to assume all liability arising from the exercise of the right-of-way herein granted in accordance with the terms of the Lease.

19. Rangeview will pay to the Land Board the full amount necessary to compensate the Land Board for damages to its property, rights, franchises or privileges, including legal liabilities and damages to crops of lessees, resulting from acts or omissions of Rangeview, its agents, employees, or licensees or from the exercise of the right-of-way herein granted.

20. Upon completion of construction or reconstruction of the herein described facility, Rangeview agrees to restore the Premises surrounding the facility, as near as practicable, to its original condition, unless otherwise agreed to, in writing, by the Land Board.

21. Rangeview shall be responsible for and shall pay all taxes, fees, assessments and other charges, if any, in connection with its work, improvements, materials, or facilities to be utilized in accomplishing its activities pursuant to this grant of right-of-way.

22. This grant shall extend to and be binding upon the successors, licensees and assigns of the parties hereto, and the use of it shall be subject in all respects to the Lease. Any conflict between this grant and the Lease shall be governed by the terms of the Lease.

IN WITNESS WHEREOF, The State of Colorado has executed this grant, by the State Board of Land Commissioners, and has caused the seal of the State Board of Land Commissioners to be hereunto
affixed;          and         Rangeview,          by          its
, has accepted this grant and affixed its corporate seal hereto, the day and year first above written.



                              STATE BOARD OF LAND COMMISSIONERS


                              By:
                              Title:



                              RANGEVIEW METROPOLITAN DISTRICT

                              By:

Title:___________________________________

EXHIBIT G TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

 Exhibit G   LICENSE AGREEMENT TO USE RIGHT-OF-WAY
                       (SERVICE PROVIDER)


       This License Agreement, made this ______ day of _______________, by and between Rangeview Metropolitan District ("Rangeview"), a quasi-municipal corporation and subdivision of the State of Colorado and [Service Provider] ("Licensee"), a ____________________ Corporation _______________.

     WHEREAS:

     16. Rangeview and the State Board of Land Commissioners ("Land Board") entered into their Amended and Restated Lease Agreement dated April ______, 1996 ("Lease").

     17. The Lease gives Rangeview rights to use water on and under certain state lands in Arapahoe County (which lands are more fully described in the Lease); and allows Rangeview to obtain from the Land Board certain rights-of-way to exercise its rights and obligations under the Lease.

C. The Land Board has issued to Rangeview that certain right-of-way dated _________, 1996.


D. The Lease, in turn, permits Rangeview to license certain rights to use the right-of-way to the [Service Provider].

E.   Rangeview  and  [Service Provider] entered into  a  [Service
     Agreement] dated _______________ _____, 1996.

F. The [Service Agreement] calls for the issuance of a license from Rangeview to [Service Provider] to use a portion of Rangeview's interests in the rights-of-way which Rangeview receives from the Land Board.

NOW, THEREFORE, in consideration of the covenants contained herein, it is agreed as follows:

     (1) This license is subject in all ways to the Lease and the right-of-way. In the event of a conflict between this license and the right-of-way, the right-of-way shall prevail. In the event of a conflict between this license and the Lease, the terms of the Lease shall prevail. In the event of a conflict between the right-of-way and the Lease, the Lease shall prevail. In particular, the Licensee shall comply with all standards, conditions, reservations, requirements and all other terms set forth in the Lease and the right-of-way. Licensee agrees that it has reviewed and takes subject to notice of the Lease and the right-of-way upon which this license is based.

     (2)       In consideration of __________________ ($________),
          Rangeview grants to Licensee a non-exclusive license to use a portion of Rangeview's right-of-way for the purposes and at the locations described on Exhibit A attached hereto. [Exhibit A to describe scope, purpose, legal description, etc.]

     (3) This license shall expire upon the earlier of the expiration of the right-of-way, the Lease or the Service Agreement. Except as provided herein, Licensee shall have no title or interest in the land that is subject to this license or subject to the right-of-way or the Lease.

     (4) Except as granted by the Lease or the right-of-way, the Land Board reserves all rights incident to its ownership of the land involved, including those rights reserved in the Lease and the right-of-way.

     (5) Licensee may not assign or grant to others any right or interest in this license, the right-of-way or the Lease.

     In Witness whereof, the parties have executed this agreement as of the ______ of _______________, 1996.


                             RANGEVIEW METROPOLITAN DISTRICT



                             By:
                             Title


                             LICENSEE



                             By:
                             Title


EXHIBIT H TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

Exhibit H    LICENSE AGREEMENT TO USE RIGHT-OF-WAY
                         (EXPORT WATER)


       This License Agreement, made this ______ day of _______________, by and between Rangeview Metropolitan District ("Rangeview"), a quasi-municipal corporation and subdivision of the State of Colorado and [Export Water Purchaser] ("Licensee"), a ____________________ corporation ______________.

          WHEREAS:

     _    Rangeview and the State Board of Land Commissioners ("Land
     Board") entered into their Amended and Restated Lease Agreement, dated April ______, 1996 ("Lease").

_    B.    The  Lease gives Rangeview rights to use water on  and
     under certain state lands in Arapahoe County (which lands are more fully described in the Lease); and allows Rangeview to obtain from the Land Board certain rights-of-way in land to exercise Rangeview's rights and obligations under the lease.

C. The Land Board has issued to Rangeview that certain right-of-way dated _____________, 1996.

     _    The Lease, in turn, permits Rangeview to license certain
     rights to use the right-of-way to the [Export Water Purchaser].

     _    Rangeview and [Export Water Purchaser] purchased Export
     Water pursuant to ________________________ dated _______________
     ______, 1996, which agreement provides for Rangeview to license certain rights in the right-of-way to the Export Water Purchaser.


NOW THEREFORE, in consideration of the covenants contained herein, it is agreed as follows:

     (6) This license is subject in all ways to the Lease and the right-of-way. In the event of a conflict between this license and the right-of-way, the right-of-way shall prevail. In the event of a conflict between this license and the Lease, the terms of the Lease shall prevail. In the event of a conflict between the right-of-way and the Lease, the Lease shall prevail. In particular, the Licensee shall comply with all standards, conditions, reservations, requirements and all other terms set forth in the Lease and the right-of-way. Licensee agrees that it has reviewed and takes subject to notice of the Lease and the right-of-way upon which this license is based.

     (7)       In consideration of __________________ ($________),
          Rangeview grants to Licensee a non-exclusive license to use Rangeview's right-of-way for the purposes and at the locations described on Exhibit A attached hereto. [Exhibit A to describe scope, purposes, legal description, etc.]

     (8) This license shall expire upon the earlier of the expiration or termination of the right under the lease to take Export Water, the abandonment under the Lease of the Export Water facilities, or the termination or expiration of the right-of-way. Except as provided herein, Licensee shall have no title or interest in the land that is subject to this license or subject to the right-of-way or the Lease.

     (9) Except as granted by the Lease and the right-of-way, the Land Board reserves all rights incident to its ownership of the land involved, including those rights reserved in the Lease and the right-of-way.

     In witness whereof, the parties have executed this Agreement as of the ______ of _______________, 1996.


                             RANGEVIEW METROPOLITAN DISTRICT



                             By:
                             Title:


                             LICENSEE  [Export Water Purchaser]



                             By:
                             Title:




EXHIBIT I TO EXHIBIT 1 OF DOCUMENT 10.1
=======================================

                            GUARANTY


           Subject to approval of this Guaranty at an election held pursuant to Article X, Section 20, of the Colorado Constitution, Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado ("Rangeview"), hereby guarantees to the State of Colorado, acting through its State Board of Land Commissioners (the "Land Board"), the timely performance by Rangeview's water activity enterprise established by resolution of Rangeview adopted at a public meeting of Rangeview's board of directors on September 11, 1995, and effective as of the date of its adoption (the "Enterprise") of all obligations under the Amended and Restated Lease Agreement dated April 11, 1996, between the Land Board and the Enterprise (the "Lease"). After providing the Enterprise with any notice and cure rights provided in the Lease, the Land Board may proceed to enforce this Guaranty directly against Rangeview without any further notice or cure rights. Rangeview agrees that it shall submit this Guaranty to an election of its voters in November, 1996.

            IN  WITNESS  WHEREOF,  Rangeview  has  executed  this
Guaranty as of the 11th day of April, 1996.


                                RANGEVIEW METROPOLITAN DISTRICT




                                By:
                                Title:



EXHIBIT 2 OF DOCUMENT 10.1
==========================

DISTRICT COURT, CITY AND COUNTY OF DENVER, STATE OF COLORADO

Case No. 94CV5405, Courtroom No. 1


                       ORDER AND JUDGMENT


APEX INVESTMENT FUND, II, L.P. et al.,

          Plaintiffs,

v.

COLORADO STATE BOARD OF LAND COMMISSIONERS, et al.,

          Defendants,

and

COLORADO  STATE BOARD OF LAND COMMISSIONS, ROBERT  R.  MAILANDER,
LUCY  BLACK  CREIGHTON, JOHN S. WILKES, III,  and  the  STATE  OF
COLORADO ex rel. ATTORNEY GENERAL GALE A. NORTON,

            Counterclaimants,  Crossclaimants   and   Third-Party
Plaintiffs,

v.

OAR  INCORPORATED, COLORADO FINANCIAL CONSULTANTS, INC.  WILLIARD
G. OWENS, H.F. RIEBESELL, JR., CARLTON E. ALLDERDICE, and JOHN and JANE DOES 1-50,

          Third Party Defendants.


           This matter has come before the Court pursuant to the Motion for Entry of Order and Judgment ("Motion").

           After having reviewed the pleadings filed in this action as well as the Motion and Settlement Agreement, this Court being duly advised in the premises and pursuant to C.R.C.P.
41(a)(2), hereby finds and concludes as follows:

          (10) This Court has jurisdiction over the subject matter and the parties to this action.

          (11) Each of the parties has the power and authority to enter into the Settlement Agreement and all of the documents required to be executed pursuant to the Settlement Agreement, including without limitation, the Amended and Restated Lease Agreement between the Land Board and Rangeview.

          (12) The Amended and Restated Lease Agreement, the Settlement Agreement, and all documents which are part of the Settlement Agreement are legal, valid, binding and enforceable, will produce optimum long term revenue and otherwise fully comply with the requirements of C.R.S. 36-1-118(1)(e) and Article IX, 10 of the Colorado Constitution.

          (13) The terms, conditions and provisions of the Settlement Agreement and all of the documents required to be executed
pursuant   to   the   Settlement  Agreement  including,   without
limitation, the Amended and Restated Lease Agreement, fairly and reasonably settle the disputes amongst the parties, including those set forth in the Complaint, Counterclaims, Crossclaims and Third Party Claims.

          IT IS THEREFORE ORDERED AS FOLLOWS:

          (14) The Settlement Agreement, including all documents which are a part of the Settlement Agreement, are approved.

          (15) All claims, cross-claims, counterclaims and third party claims shall be dismissed with prejudice and each party shall bear its own costs, expenses and attorney fees.

          (16) Based upon the stipulations and representations of the parties as set forth in the Settlement Agreement, the Amended and Restated Lease Agreement, the Settlement Agreement, and all documents which are a part of the Settlement Agreement are legal, valid, binding and enforceable in accordance with their terms, will produce optimum long term revenue and otherwise fully comply with the requirements of C.R.S. 36-1-118(1)(e) and Article IX, 10 of the Colorado Constitution. This Court shall not have any continuing jurisdiction over this matter, nor shall this Court or any other Court exercise its contempt power to enforce this Order and Judgment.

          (17) The funds presently held in the Court Registry shall be distributed to Rangeview and the Land Board pursuant to Article
10 of the Amended and Restated Lease Agreement and the Clerk shall distribute the principle sum of $108,800 to Rangeview and $83,200 to the Land Board, together with any interest that may have accrued on such amounts which shall be distributed on a pro-rata basis.

          (18) This Order and Judgment shall be deemed final pursuant to Rule 54(b) of the Colorado Rules of Civil Procedure.

           Dated and Signed this _______ day of ______________, 1996.


                                   By the Court:





                                   Larry J. Naves
                                   District Court Judge


EXHIBIT 3 OF DOCUMENT 10.1 - DOES NOT EXIST
===========================================

EXHIBIT 4 OF DOCUMENT 10.1
==========================

                           ASSIGNMENT


           The  undersigned  irrevocably assigns  to  Pure  Cycle
Corporation, a Delaware corporation, this 11th day of April, 1996, all of the undersigned's right, title and interest in the following:

          (1) Escrow Agreement, by and among OAR, Incorporated, Willard G. Owens in his individual and representative capacities,
Colorado   Water   Consultants,  Incorporated,  INCO   Securities
Corporation,   Richard   F.  Meyers   in   his   individual   and
representative capacities, Carlton Allderdice, H. F. Riebesell, and Colorado National Bank of Denver as Escrow Agent, dated as of August 12, 1991, and those certain Escrow Closing Instructions, amended and restated as of August 12, 1992;

          (2)       Option and Purchase Agreement by and among OAR,
Incorporated,   a  Colorado  corporation,  and  INCO   Securities
Corporation, a Delaware corporation, as amended by Amendment  No.
1 on February 12, 1991 and Amendment No. 2 on August 12, 1992 (the "OAR Option Agreement");

          (3) Option and Purchase Agreement, by and between Colorado Water Consultants, Incorporated, a Colorado corporation, and INCO
Securities Corporation, a Delaware corporation, dated as of November 8, 1990, as amended by Amendment No. 1 on February 12,
1991  and  Amendment No. 2 on August 12, 1992  (the  "CWC  Option
Agreement");

          (4) Option Agreement for Sale and Operation of Production Right, by and between Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, and INCO Securities Corporation, dated as of November
14, 1990, as amended by Amendment No. 1 on February 12, 1991;

          (5) All of the undersigned's rights to receive all accrued but unpaid interest owed by the Rangeview Metropolitan District, Arapahoe County, Colorado, associated with the Lowry Range
Metropolitan District Water Revenue Notes, Series 1987 A-D, dated
August 7, 1987, to the extent of $63,000;

          (6) All of the undersigned's rights to receive all accrued but unpaid interest owed by the Rangeview Metropolitan District,
Arapahoe   County,  Colorado,  associated  with   the   Rangeview
Metropolitan District Water Revenue Notes, Series 1988 A-D, dated
December 7, 1988, to the extent of $27,000;

          (7) Right of First Refusal Agreement by and among INCO Securities Corporation and Richard F. Meyers, Mark W. Harding,
Thomas  P. Clark, Thomas Lamm and Rowena Rogers dated August  12,
1992; and

          (8) The assignment to Pure Cycle Corporation hereunder includes the right of Pure Cycle Corporation to exercise the options granted under the OAR Option Agreement and the CWC Option Agreement and INCO Securities Corporation waives performance of
the   provisions   of   Section  5.04   of   the   Water   Rights
Commercialization Agreement dated as of December 11, 1990, amended February 12, 1991, and further amended August 12, 1992.

           IN WITNESS WHEREOF, this Assignment has been executed as of the date first set forth above.


                                INCO SECURITIES CORPORATION



                                By:
                             Title:

EXHIBIT 5 OF DOCUMENT 10.1
==========================

For Exhibit 5 to the Settlement Agreement, which consists of an Amended and Restated Option and Purchase Agreement among OAR,
Incorporated,  the Company, and Inco Securities Corporation,  see
DOCUMENT 10.4.

EXHIBIT 6 OF DOCUMENT 10.1
==========================

For Exhibit 6 to the Settlement Agreement, which consists of an Amended and Restated Option and Purchase Agreement among the State of Colorado, acting by the State Board of Land Commissioners, H.F. Riebesell, Jr., the Company and Inco Securities Corporation, see DOCUMENT 10.5.

EXHIBIT 7 OF DOCUMENT 10.1
==========================

For Exhibit 7 to the Settlement Agreement, which consists of Amended Escrow Instructions among OAR, Incorporated, the Company, State of Colorado State Board of Land Commissioners, H. F. Riebesell, Jr., and Colorado National Bank, see DOCUMENT 10.6.

EXHIBIT 8 OF DOCUMENT 10.1
==========================

For Exhibit 8 to the Settlement Agreement, which consists of Comprehensive Amendment Agreement No. 1 among Inco Securities
Corporation, the Company, the State of Colorado, acting through the State Board of Land Commissioners, and others, see
DOCUMENT 10.7.